Unaudited Fourth Quarter 2013 Earnings Release and Supplemental Information Exhibit 99.1

Copyright © 2014 Prologis
Supplemental 4Q 2013
Table of Contents
Prologis Park
Iwanuma,
Miyagi, Japan
Douglas Hill Park Distribution
Center,
Atlanta, Georgia, USA
Cover:
Prologis Park 275,
Hebron, Kentucky, USA
Prologis Park Nove
Mesto,
Bratislava, Slovakia
Overview
Press Release 1
Highlights
Company Profile 4
Company Performance 5
Financial Information
Consolidated Balance Sheets 6
Consolidated Statements of Operations 7
Reconciliation of Net Earnings (Loss) to FFO 8
EBITDA Reconciliation 9
Pro-rata Information 10
Operations Overview
Operating Portfolio 12
Operating Metrics 15
Customer Information 17
Capital Deployment
Overview                                                          18
Dispositions and Contributions 19
Third Party Building Acquisitions and Equity Invested in
Co-Investment Ventures 20
Development Starts 21
Value Creation from Development Stabilization 22
Development Portfolio 23
Land Portfolio 24
Co-Investment Ventures
Summary and Financial Highlights 26
Operating and Balance Sheet Information 27
Capitalization
Debt and Equity Summary 28
Debt Covenants and Other Metrics 29
Assets Under Management 30
Net Asset Value
Components 31
Notes and Definitions 33

Copyright © 2014 Prologis

Prologis, Inc. Announces Fourth Quarter 2013 Earnings Results
-
Leased record 43.7 million square feet in Q4 and 152 million square feet in 2013 -
- Occupancy increased to 95.1 percent at year end -
- $426 million in estimated value creation with estimated margin of 30.4 percent from 2013 stabilizations-
- Raised record $4.1 billion of third-party equity in 2013 -
SAN FRANCISCO (Jan. 30, 2014) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the fourth quarter and full year 2013.
Core funds from operations (Core FFO) per fully diluted share was $0.43 for the fourth quarter 2013 compared to $0.42 for the same period in 2012. Core
FFO per fully diluted share in 2013 was $1.65 compared to $1.74 for 2012.
Net earnings per fully diluted share was $0.12 for the fourth quarter 2013 compared to a net loss of $0.50 for the same period in 2012. Net earnings per share was $0.64 for 2013 compared to a net loss of $0.18 in 2012. The year-
over-year increase was primarily due to gains on the disposition of assets.
“Our financial and operating results for the fourth quarter and full year reflect the strong market fundamentals that continued throughout 2013,” said Hamid
R. Moghadam, chairman and CEO, Prologis. “We significantly increased occupancy with solid rent growth, exceeded our value creation objectives with above-average development margins, and substantially grew our Investment
Management business.”
“As we look forward, the combination of rental growth, the profitable build-out of our land bank, and improvements in efficiencies resulting from our global scale sets us up well for an extended period of robust earnings growth,” Moghadam added.
Operating Portfolio Metrics
The company leased a record 43.7 million square feet (4.1 million square meters) in its combined operating and development portfolios in the fourth quarter, and 152 million square feet (14.1 million square meters) in 2013.
Prologis ended the quarter with 95.1 percent occupancy in its operating portfolio, up 120 basis points over the prior quarter.
Tenant retention in the quarter was 86.8 percent, with tenant renewals totaling
27.4 million square feet (2.5 million square meters). GAAP rental rates on leases signed in the quarter increased 5.9 percent from prior rents compared to a decrease of 2.1 percent in the same period in 2012.
In the fourth quarter, GAAP same-store net operating income (NOI) increased
2.7 percent, and 3.0 percent on an adjusted cash basis.
Investment Management
During the fourth quarter, Prologis raised $1.8 billion in third-party equity, leading to a record $4.1 billion in 2013. With the closing of Prologis U.S.
Logistics Venture (USLV), the company has $26.4 billion in assets under management in 15 ventures.
Capital Deployment
The company increased its total assets owned and under management to
$48.2 billion, up from $44.8 billion at December 31, 2012, an increase of 7.8 percent.
Acquisitions & Equity Investments in Co-investment Ventures
During the fourth quarter, the company invested $539 million ($351 million
Prologis’ share) in building acquisitions and equity in Prologis SGP Mexico.
The stabilized capitalization rate on building acquisitions was 6.7 percent. In
2013, the company invested $2.4 billion ($1.8 billion Prologis’ share) in building acquisitions and equity in six of its co-investments. The stabilized capitalization rate on building acquisitions was 6.5 percent.
Development Starts and Pipeline
During the quarter, the company started $578 million ($491 million Prologis’
share) of new development projects, 29 percent of which were build-to-suits. In
2013, the company initiated $1.8 billion ($1.5 billion Prologis’ share) of new development projects, 42 percent of which were build-to-suits. The starts had an estimated weighted average yield at stabilization of 7.6 percent and an estimated development margin of 19.1 percent. With these projects, the company monetized $450 million of land, and its estimated share of value creation on these starts was $277 million.
The company stabilized $514 million ($429 million Prologis’ share) in development projects during the fourth quarter, with an estimated margin of
27.9 percent and $143 million ($125 million Prologis’ share) in estimated value creation. For 2013, the company stabilized $1.4 billion ($1.2 billion Prologis’

share) in development projects, with an estimated development margin of 30.4 percent and $426 million ($372 million Prologis' share) in estimated value creation.

At year end, Prologis' global development pipeline comprised 30.4 million square feet (2.8 million square meters), with a total expected investment of $2.4 billion ($2.0 billion Prologis' share). The company's share of estimated value creation at stabilization is expected to be $377 million, with an estimated weighted average stabilized yield of 7.4 percent and an estimated development margin of approximately 17.9 percent.

Dispositions and Contributions
During the fourth quarter, Prologis completed $1.8 billion ($1.4 billion Prologis' share) in contributions and dispositions of buildings and land. The stabilized capitalization rate on contributions and building dispositions was 6.0 percent. For 2013, contributions and dispositions totaled $8.4 billion ($5.4 billion Prologis' share) with a stabilized capitalization rate of 6.4 percent.

Subsequent to quarter end, the company contributed $1.0 billion of assets from its operating portfolio to USLV, the newly-formed joint venture with Norges Bank Investment Management.

Capital Markets
Prologis completed approximately $3.9 billion of capital markets activity in the fourth quarter and $17.5 billion in 2013, including debt financings, re-financings and pay-downs.

Notable activity in the fourth quarter included:

- The issuance of $1.5 billion of senior notes with a blended interest rate of 3.1 percent and term of 7.8 years; and
- The redemption of $562 million of ProLogis European Properties bonds and the repurchase of $513 million of senior notes.

"We had a very successful year on the financing front," said Thomas S. Olinger, chief financial officer, Prologis. "We took the opportunity to lock in favorable interest rates and to further enhance our debt maturity profile."

Guidance for 2014
Prologis established a 2014 Core FFO guidance range of $1.74 to $1.82 per diluted share. On a GAAP basis, the company expects net income to range between $0.02 to $0.10 per share.

The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions and early extinguishment of debt. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to, real estate depreciation and amortization expense, impairment charges, deferred taxes, gains or losses on early extinguishment of debt, and unrealized gains or losses on foreign currency or derivative activity.

The difference between the company's Core FFO and net earnings guidance for 2014 predominantly relates to real estate depreciation and recognized gains on real estate transactions.

The principal drivers supporting Prologis' 2014 guidance include the following:

- Year-end occupancy in its operating portfolio between 95 to 96 percent (consistent with historical seasonal trends, the company expects occupancy to decrease in the first quarter and trend higher through the remainder of the year);
- Same-store NOI growth of 3 to 4 percent;
- Development starts of $1.8 to $2.2 billion (80 percent Prologis' share);
- Building acquisitions of $500 million to $1 billion (40 percent Prologis' share);
- Building and land dispositions of $500 to $750 million (80 percent Prologis' share);
- Contributions of $2.0 to $2.25 billion (50 percent Prologis' share); and
- A euro exchange rate of $1.35 and a yen exchange rate of JPY 105 per U.S. dollar.

Webcast and Conference Call Information
The company will host a webcast /conference call to discuss quarterly results, current market conditions and future outlook today, Jan. 30, 2014, at 12:00 p.m. U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website (http://ir.prologis.com). Interested parties also can participate via conference call by dialing +1 877-256-7020 (toll-free from the U.S. and Canada) or +1 973-409-9692 (from all other countries) and enter conference code 48765445.

Copyright © 2014 Prologis 2

A telephonic replay will be available from January 30 through February 28 at +1 855-859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries), with conference code 48765445. The webcast replay will be posted when available in the "Events & Presentations" section of Investor Relations on the Prologis website.

About Prologis

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management's beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis' financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust ("REIT") status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading "Risk Factors." Prologis undertakes no duty to update any forward-looking statements appearing in this release.

Media Contacts

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco
Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San Francisco

Copyright © 2014 Prologis 3

Copyright © 2014 Prologis
Supplemental 4Q 2013
Prologis is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of December 31, 2013, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects totaling 569 million square feet (52.9 million square meters) in 21 countries. These properties are leased to more than 4,500 customers, including third-party logistics providers, transportation companies, retailers, manufacturers and other enterprises.
Highlights
Company Profile

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (4 msf), which includes value added properties (2 msf).
(B) Original cost basis for the total land portfolio is $2.5 billion.
Number of operating portfolio buildings 2,238                611                   72
357                   142                   30
17                      5                        8
7                        2                        1
Total (msf) 381                   149                   39
$1,228 $433 $709
6,997                2,949                138
$914 $612 $59
TOTAL
529
$1,585
$2,370
10
30
569
10,084
2,921
Land (acres)
Land book value (millions) (B)
AMERICAS (4 countries) ASIA (3 countries) EUROPE (14 countries)
Operating Portfolio (msf)
Development Portfolio (msf)
Other (msf)  (A)
Development portfolio TEI (millions)

(dollars in thousands, except per share data)	Three months ended December 31, 2013	2012	Year ended December 31, 2013	2012
Revenues	$ 436,764	$ 506,108	$ 1,750,486	$ 1,960,518
Net earnings (loss) attributable to common stockholders	59,057	(228,713)	315,422	(80,946)
FFO, as defined by Prologis	212,599	(88,199)	855,173	552,435
Core FFO	215,055	195,816	813,224	813,863
Core AFFO	147,554	110,786	580,844	563,180
Adjusted EBITDA	366,664	369,271	1,384,274	1,485,080
Value creation from development stabilization - Prologis share	125,184	13,243	372,378	150,803
Per common share - diluted:				
Net earnings (loss) attributable to common stockholders	$ 0.12	$ (0.50)	$ 0.64	$ (0.18)
FFO, as defined by Prologis	0.42	(0.19)	1.73	1.19
Core FFO	0.43	0.42	1.65	1.74

Core FFO and Value Creation from Development Stabilization (in millions)
$400
$300
$200
$100
$-
$255
$218
$372
$340
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Core FFO
Value Creation from Development Stabilization - Prologis Share

Operating Portfolio - Owned and Managed Period Ending Occupancy %
100%
95%
90%
85%
93.7%
93.7%
93.9%
95.1%
Q1 2013
Q2 2013
Q3 2013
Q4 2013

Copyright © 2014 Prologis Supplemental 4Q 2013 Highlights Company Performance 5

December 31, 2013	September 30, 2013	December 31, 2012
Assets:			
Investments in real estate assets:			
Operating properties	$ 17,801,064	$ 18,404,897	$ 22,608,248
Development portfolio	1,021,017	1,084,959	951,643
Land	1,516,166	1,643,055	1,794,364
Other real estate investments	486,230	466,997	454,868
	20,824,477	21,599,908	25,809,123
Less accumulated depreciation	2,568,998	2,540,370	2,480,660
Net investments in properties	18,255,479	19,059,538	23,328,463
Investments in and advances to unconsolidated entities	4,430,239	4,210,305	2,195,782
Notes receivable backed by real estate	188,000	189,663	188,000
Assets held for sale	4,042	3,958	26,027
Net investments in real estate	22,877,760	23,463,464	25,738,272
Cash and cash equivalents	491,129	121,693	100,810
Restricted cash	14,210	42,488	176,926
Accounts receivable	128,196	137,879	171,084
Other assets	1,061,012	1,024,019	1,123,053
Total assets	**$ 24,572,307**	**$ 24,789,543**	**$ 27,310,145**
Liabilities and Equity:			
Liabilities:			
Debt	$ 9,011,216	$ 9,119,317	$ 11,790,794
Accounts payable, accrued expenses, and other liabilities	1,384,638	1,406,704	1,746,015
Total liabilities	10,395,854	10,526,021	13,536,809
Equity:			
Stockholders' equity:			
Preferred stock	100,000	100,000	582,200
Common stock	4,988	4,986	4,618
Additional paid-in capital	17,974,452	17,952,611	16,411,855
Accumulated other comprehensive loss	(435,675)	(451,658)	(233,563)
Distributions in excess of net earnings	(3,932,664)	(3,852,846)	(3,696,093)
Total stockholders' equity	13,711,101	13,753,093	13,069,017
Noncontrolling interests	417,086	459,897	653,125
Noncontrolling interests - limited partnership unitholders	48,266	50,532	51,194
Total equity	14,176,453	14,263,522	13,773,336
Total liabilities and equity	**$ 24,572,307**	**$ 24,789,543**	**$ 27,310,145**

Copyright © 2014 Prologis Supplemental 4Q 2013 Financial Information Consolidated Balance Sheets 6 (in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Financial Information
Consolidated Statements of Operations

(A) See Calculation of Per Share Amounts in the Notes and Definitions.
(in thousands, except per share amounts)
379,208 $           470,294 $           1,559,493 $        1,823,781 $
53,907                31,715                179,472              126,779
3,649                  4,099                  11,521                9,958
436,764              506,108              1,750,486           1,960,518
104,936              127,916              451,938              491,239
22,341                16,134                89,279                63,820
63,067                60,608                229,207              228,068
165,453              183,338              648,668              724,262
9,488                  9,414                  26,982                26,556
-                       28,103                -                       80,676
-                       243,138              -                       252,914
365,285              668,651              1,446,074           1,867,535
71,479                (162,543)             304,412              92,983
37,666                11,229                97,220                31,676
4,147                  5,107                  17,549                22,299
(87,832)               (123,074)             (379,327)             (505,215)
151,702              24,639                597,656              305,607
(32,619)               (2,567)                 (24,234)               (19,918)
(112,859)             (19,033)               (277,014)             (14,114)
-                       -                       -                       (16,135)
(39,795)               (103,699)             31,850                (195,800)
31,684                (266,242)             336,262              (102,817)
22,199                3,364                  106,733              3,580
9,485                  (269,606)             229,529              (106,397)
1,832                  5,646                  6,970                  40,827
56,952                48,620                116,550              35,098
58,784                54,266                123,520              75,925
68,269                (215,340)             353,049              (30,472)
(7,077)                 (3,068)                 (10,128)               (9,248)
61,192                (218,408)             342,921              (39,720)
(2,135)                 (10,305)               (18,391)               (41,226)
-                       -                       (9,108)                 -
59,057 $             (228,713) $          315,422 $           (80,946) $
503,760              462,346              491,546              461,848
0.12 $                 (0.50) $                0.64 $                 (0.18) $
2013 2012
Twelve Months Ended
December 31,
Expenses:
2013 2012
Revenues:
Rental income
Investment management income
Development management and other income
Total revenues
Three Months Ended
December 31,
Interest expense
Rental expenses
Investment management expenses
General and administrative expenses
Impairment of real estate properties
Depreciation and amortization
Merger, acquisition and other integration expenses
Total expenses
Operating income (loss)
Other income (expense):
Earnings from unconsolidated entities, net
Interest income
Other expenses
Discontinued operations:
Impairment of other assets
Gains on acquisitions and dispositions of investments in real estate, net
Foreign currency and derivative gains (losses) and other income (expenses), net
Losses on early extinguishment of debt, net
Total other income (expense)
Earnings (loss) before income taxes
Income tax expense - current and deferred
Earnings (loss) from continuing operations
Income attributable to disposed properties and assets held for sale
Net gains on dispositions, including related impairment charges and taxes
Consolidated net earnings (loss)
Net earnings attributable to noncontrolling interests
Net earnings (loss) attributable to controlling interests
Preferred stock dividends
Net earnings (loss) attributable to common stockholders
Total discontinued operations
Net earnings (loss) per share attributable to common stockholders - Diluted
Weighted average common shares outstanding - Diluted (A)
Loss on preferred stock redemption

Copyright © 2014 Prologis
Supplemental 4Q 2013
Financial Information
Reconciliations of Net Earnings (Loss) to FFO

59,057 $            (228,713) $         315,422 $          (80,946) $
159,489             177,702             624,573             705,717
-                         13,141               -                          34,801
(76,751)             (61,434)              (271,315)            (207,033)
(1,310)               (5,592)                (8,993)                (27,680)
42,107               20,740               153,710             115,790
1,738                 2,292                 6,082                 11,533
184,330             (81,864)              819,479             552,182
33,457               (666)                   32,870               14,892
1,704                 (2,162)                656                     (8,804)
(6,892)               (3,507)                2,168                 (5,835)
212,599             (88,199)              855,173             552,435
(117,887)           (5,835)                (336,815)            (121,303)
112,859             19,033               286,122             14,114
Our share of reconciling items included in earnings from unconsolidated entities 7,484                 12,717               8,744                 23,097
-                         229,997             -                          264,844
-                         28,103               -                          80,676
2,456                 284,015             (41,949)              261,428
215,055 $          195,816 $          813,224 $          813,863 $
(5,011)               (5,543)                (22,968)              (27,753)
(31,445)             (36,037)              (93,841)              (90,144)
(28,076)             (26,970)              (102,138)            (95,566)
(18,632)             (19,481)              (64,094)              (56,629)
Amortization of management contracts 1,332                 1,805                 5,726                 6,419
Amortization of debt discounts (premiums) and financing costs, net of capitalization (4,528)               (6,877)                (19,387)              (19,688)
Cash received on net investment hedges 1,804                 -                          7,848                 -
Stock compensation expense 17,055               8,073                 56,474               32,678
Core AFFO 147,554 $          110,786 $          580,844 $          563,180 $
Common stock dividends 141,127 $          131,624 $          554,242 $          522,986 $
2012
Twelve Months Ended
December 31,
2013 2012
Three Months Ended
December 31,
Unrealized foreign currency and derivative losses (gains) and related amortization, net
Deferred income tax expense (benefit)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures
Impairment charges on certain real estate properties
2013
Our share of reconciling items included in earnings from other unconsolidated joint ventures
Straight-lined rents and amortization of lease intangibles
Property improvements
Tenant improvements
Leasing commissions
Reconciliation of net earnings (loss) to FFO
Subtotal-NAREIT defined FFO
FFO, as defined by Prologis
Reconciling items related to noncontrolling interests
Core FFO
Net earnings (loss) attributable to common stockholders
Add (deduct) NAREIT defined adjustments:
Add (deduct) our defined adjustments:
Real estate related depreciation and amortization
Net gains on non-FFO acquisitions and dispositions
Our share of reconciling items included in earnings from unconsolidated co-investment ventures
Adjustments to arrive at Core Adjusted FFO ("Core AFFO"), including our share of unconsolidated entities:
Adjustments to arrive at Core FFO, including our share of unconsolidated entities:
Adjustments to arrive at Core FFO
Impairment charges
Merger, acquisition and other integration expenses
Losses on early extinguishment of debt and redemption of preferred stock, net
Net gains on acquisitions and dispositions of investments in real estate, net of expenses
(in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Financial Information
EBITDA Reconciliation

Reconciliation of net earnings (loss) to Adjusted EBITDA
59,057 $             (228,713) $          315,422 $           (80,946) $
(208,654)             (73,259)               (714,206)             (371,301)
165,453              183,338              648,668              724,262
87,832                123,074              379,327              505,215
112,859              19,033                277,014              14,114
22,199                3,364                  106,733              3,580
-                           -                           (29,533)               12,352
(1,832)                 (5,646)                 (6,970)                 (40,827)
-                           (113)                     -                           (431)
7,077                  3,068                  10,128                9,248
2,135                  10,305                27,499                41,226
33,457                (666)                     32,870                14,892
Stock compensation expense (B) 17,055                8,073                  59,474                32,678
1,992                  -                           2,977                  -
-                           243,138              -                           299,645
-                           28,103                -                           80,676
298,630              313,099              1,109,403           1,244,383
(6,004)                 (2,330)                 (14,963)               1,993
50,293                32,101                172,975              129,547
19,186                22,659                89,269                92,381
1,086                  5,674                  2,222                  11,673
4,411                  1,271                  14,898                6,738
(6,892)                 (3,507)                 2,168                  (5,835)
5,954                  -                           8,302                  -
-                           304                      -                           4,200
366,664 $           369,271 $           1,384,274 $        1,485,080 $
Depreciation and amortization from continuing operations
Pro forma adjustment (A)
2012 2013
Interest expense from continuing operations
Current and deferred income tax expense from continuing operations
Twelve Months Ended
December 31,
2013 2012
Net gains on acquisitions and dispositions of investments in real estate, net
Net earnings (loss) attributable to common stockholders
Three Months Ended
December 31,
Losses on early extinguishment of debt
Adjusted EBITDA
Interest expense
Current income tax expense
Depreciation and amortization
Unrealized losses (gains) and deferred income tax expense (benefit), net
Income attributable to disposal properties and assets held for sale
Net losses (gains) on dispositions of investments in real estate, net
Adjusted EBITDA, prior to our share of unconsolidated entities
Unrealized foreign currency and derivative losses (gains) and related amortization, net
Net earnings attributable to noncontrolling interest
Preferred stock dividends and loss on preferred stock redemption
NOI attributable to assets held for sale
Impairment charges
Merger, acquisition and other integration expenses
Acquisition expenses
Acquisition expenses
Our share of reconciling items from unconsolidated entities:
Losses on early extinguishment of debt
Impairment of real estate properties and other assets
(in thousands)
(A) Adjustments during 2013 include the effects  of Nippon Prologis REIT, Inc. (“NPR”) and Prologis European Logistics Partners Sarl (“PELP”) as if  we made the first quarter contribution at the beginning of the year (i.e. removing actual NOI recognized and replacing with an estimate of our share of NOI and fees).  Adjustments during 2012 include the effects of Prologis North
American Industrial Fund II and Prologis California to reflect NOI for the full period.
(B) The twelve months ended December 31, 2013 include an adjustment for investment management expense related to the promote earned in the second quarter as the promote revenue is not included in Adjusted EBITDA.

Copyright © 2014 Prologis
Supplemental 4Q 2013
Financial Information
Pro-rata Balance Sheet Information

(in thousands)
Investments in real estate assets:
17,801,064       $ (497,512)       $ 7,206,615            $ 24,510,167 $ 17,121,662   $ 41,631,829
3,023,413         (25,665)         118,680               3,116,428    241,146        3,357,574
(2,568,998)        23,756           (501,377)              (3,046,619) (1,266,800)    (4,313,419)
18,255,479       (499,421)       6,823,918            24,579,976 16,096,008   40,675,984
4,430,239         (84,321)         (4,345,918)           -                  84,321          84,321
1,886,589         (114,545)       176,634               1,948,678    839,944        2,788,622
Total assets 24,572,307       $ (698,287)       $ 2,654,634            $ 26,528,654 $ 17,020,273   $ 43,548,927
Liabilities:
9,011,216         $ (175,211)       $ 2,107,076            $ 10,943,081 $ 5,780,648     $ 16,723,729
1,384,638         (57,724)         547,558               1,874,472    1,029,239     2,903,711
Total liabilities 10,395,854       (232,935)       2,654,634            12,817,553 6,809,887     19,627,440
Equity:
13,711,101       -                     -                            13,711,101 10,210,386   23,921,487
465,352            (465,352)       -                            -                  -                     -
Total equity 14,176,453       (465,352)       -                            13,711,101 10,210,386   23,921,487
Total liabilities and equity $ 24,572,307       $ (698,287)       $ 2,654,634            $ 26,528,654 $ 17,020,273   $ 43,548,927
Noncontrolling interests
Debt
Other liabilities
Stockholders' / partners' equity
On this page and the following page, we present balance sheet and income statement information on a pro-rata basis reflecting our proportionate economic ownership of each entity included in our Total Owned and Managed portfolio.
The consolidated amounts shown are derived from, and prepared on a consistent basis with, our consolidated financial statements. The PLD Share of
Unconsolidated Co-Investment Ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period.  We used a similar calculation to derive the noncontrolling interests’ share of each line item. In order to present the Total Owned and Managed portfolio, we added our investors’
share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the PLD Total Share.
PLD Total
Share
Investors'
Share of
Ventures
Total Owned
and Managed
Assets:
Plus PLD Share of
Unconsolidated
Co-Investment
Ventures
Net investments in properties
Pro-rata Balance Sheet Information as of
December 31, 2013
Consolidated
Less Non
Controlling
Interest
Liabilities and Equity:
Gross operating properties
Other real estate
Less accumulated depreciation
Investments in unconsolidated entities
Other assets

Copyright © 2014 Prologis
Supplemental 4Q 2013
Financial Information
Pro-rata Operating Information

(in thousands)
379,208 $     (11,396) $     139,395 $           507,207 $   329,627 $   836,834 $
53,907 - - 53,907 - 53,907
3,649 (295) 1,244 4,598 2,014 6,612
436,764 (11,691) 140,639 565,712 331,641 897,353
104,936 (2,514) 30,159 132,581 76,424 209,005
22,341 - - 22,341 - 22,341
63,067 - 8,898 71,965 17,980 89,945
165,453 (2,539) 48,009 210,923 118,236 329,159
9,488 (351) 7,727 16,864 21,476 38,340
365,285 (5,404) 94,793 454,674 234,116 688,790
- -
71,479 (6,287) 45,846 111,038 97,525 208,563
36,802 (218) (36,584) - - -
864 - - 864 - 864
4,147 - 428 4,575 569 5,144
(87,832) 1,605 (18,117) (104,344) (54,086) (158,430)
151,702 (1,418) 6,795 157,079 20,294 177,373
(32,619) 437 2,633 (29,549) 3,560 (25,989)
(112,859) 109 (1,021) (113,771) (1,446) (115,217)
(22,199) 705 20 (21,474) 408 (21,066)
58,784 (2,010) - 56,774 2,010 58,784
68,269 (7,077) - 61,192 68,834 130,026
(7,077) 7,077 - - - -
(2,135) - - (2,135) -
(2,135)
59,057 - - 59,057 68,834 127,891
159,489 (2,962) 48,006 204,533 118,646 323,179
(76,751) 2,077 (6,534) (81,208) (20,712) (101,920)
(1,310) 1,310 - - - -
33,457 (425) (1,952) 31,080 (3,384) 27,696
1,704 - (4,305) (2,601) (6,931) (9,532)
35,215 - (35,215) - - -
1,738 - - 1,738 - 1,738
212,599 - - 212,599 156,453 369,052
(117,887) - 6,398 (111,489) 15,255 (96,234)
112,859 - 1,086 113,945 1,272 115,217
7,484 - (7,484) - - -
215,055 $     - $                 - $                        215,055 $   172,980 $   388,035 $
Foreign currency and derivative gains (losses) and other income (expenses), net
Net earnings (loss) attributable to common stockholders
FFO, as defined by Prologis
Net losses (gains) on acquisitions and dispositions of investments in real estate, net of expenses
Our share of reconciling items included in earnings from unconsolidated entities
Losses (gains) on early extinguishment of debt and redemption of preferred stock, net
Core FFO
Gains (losses) on early extinguishment of debt, net
Income tax benefit (expense) - current and deferred
Discontinued operations income (loss)
Net loss (earnings) attributable to noncontrolling interests
Preferred stock dividends
Consolidated net earnings (loss)
Deferred income tax expense (benefit)
Our share of reconciling items included in earnings from other unconsolidated joint ventures
Add (deduct) adjustments to arrive at FFO, as defined by Prologis:
Our share of reconciling items included in earnings from unconsolidated co-investment ventures
Real estate related depreciation and amortization
Net losses (gains) on non-FFO acquisitions and dispositions
Reconciling items related to noncontrolling interests
Unrealized foreign currency, derivative losses (gains) and related amortization, net
Earnings from other unconsolidated joint ventures, net
Total Owned
and Managed
Plus PLD Share of
Unconsolidated
Co-Investment
Ventures
PLD Total
Share
Less Non
Controlling
Interest
Total revenues
Pro-rata Operating Information for
Three Months Ended December 31, 2013
Consolidated
General and administrative expenses
Adjustments to arrive at Core FFO, including our share of unconsolidated entities:
Interest expense
Gains on acquisitions and dispositions of investments in real estate, net
Investors'
Share of
Ventures
Development management and other income
Expenses:
Rental expenses
Investment management expenses
Revenues:
Rental income
Investment management income
Depreciation and amortization
Other expenses
Total expenses
Operating income (loss)
Interest income
Earnings from unconsolidated co-investment ventures, net

Region	# of Buildings	Square Feet				Occupied		Leased	
			Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Global Markets										
U.S.										
Atlanta	East	118	15,122	12,516	82.8%	3.6%	90.6%	91.7%	90.6%	91.7%
Baltimore/Washington	East	64	7,596	4,879	64.2%	1.4%	97.1%	96.4%	97.1%	96.4%
Central Valley	Northwest	24	9,985	8,144	81.6%	2.3%	93.4%	94.7%	93.4%	94.7%
Central & Eastern PA	East	29	14,842	12,856	86.6%	3.7%	98.1%	97.8%	98.1%	97.8%
Chicago	Central	219	36,566	28,763	78.7%	8.3%	92.7%	94.6%	92.7%	94.6%
Dallas/Ft. Worth	Central	165	23,915	19,094	79.8%	5.4%	94.1%	93.5%	94.1%	93.5%
Houston	Central	90	10,907	7,328	67.2%	2.1%	98.6%	99.0%	98.8%	99.3%
New Jersey/New York City	East	137	20,678	15,512	75.0%	4.5%	96.7%	95.9%	96.7%	95.9%
San Francisco Bay Area	Northwest	236	19,208	16,306	84.9%	4.7%	94.2%	93.7%	94.4%	93.9%
Seattle	Northwest	80	10,758	5,289	49.2%	1.5%	95.3%	96.0%	95.3%	96.0%
South Florida	East	91	10,677	7,640	71.6%	2.2%	95.1%	94.1%	95.7%	94.9%
Southern California	Southwest	302	57,284	46,078	80.4%	13.3%	97.6%	98.3%	97.6%	98.3%
On Tarmac	Various	31	2,712	2,493	91.9%	0.7%	92.1%	91.4%	92.1%	91.4%
Canada	East	19	6,383	5,080	79.6%	1.5%	100.0%	100.0%	100.0%	100.0%
Mexico	Latin America	191	30,964	23,361	75.4%	6.7%	93.4%	94.0%	93.7%	94.5%
Brazil	Latin America	11	4,043	760	18.8%	0.2%	100.0%	100.0%	100.0%	100.0%
Americas total		**1,807**	**281,640**	**216,099**	**76.7%**	**62.1%**	**95.3%**	**95.6%**	**95.4%**	**95.7%**
Belgium	Northern	9	2,016	1,024	50.8%	0.3%	99.6%	99.3%	99.6%	99.3%
France	Southern	127	30,026	12,950	43.1%	3.7%	92.7%	92.0%	92.7%	92.0%
Germany	Northern	94	20,020	7,884	39.4%	2.3%	97.4%	97.5%	97.4%	97.6%
Netherlands	Northern	54	11,089	4,037	36.4%	1.2%	95.2%	96.3%	95.2%	96.3%
Poland	C.E.E.	98	21,234	9,131	43.0%	2.6%	87.9%	86.9%	88.0%	87.0%
Spain	Southern	26	7,125	3,499	49.1%	1.0%	89.0%	90.7%	89.0%	90.7%
United Kingdom	UK	85	20,077	8,578	42.7%	2.5%	99.2%	99.4%	99.2%	99.4%
Europe total		**493**	**111,587**	**47,103**	**42.2%**	**13.6%**	**93.9%**	**93.7%**	**94.0%**	**93.7%**
China	China	28	6,566	2,850	43.4%	0.8%	98.1%	97.3%	98.1%	97.3%
Japan	Japan	39	22,873	7,162	31.3%	2.1%	96.1%	89.2%	96.2%	89.2%
Singapore	Singapore	5	942	942	100.0%	0.3%	100.0%	100.0%	100.0%	100.0%
Asia total		**72**	**30,381**	**10,954**	**36.1%**	**3.2%**	**96.7%**	**92.2%**	**96.7%**	**92.3%**
Total global markets		**2,372**	**423,608**	**274,156**	**64.7%**	**78.9%**	**95.0%**	**95.1%**	**95.1%**	**95.2%**
Regional markets (A)										
Italy - Europe	Southern	27	8,378	4,639	55.4%	1.3%	90.2%	85.8%	90.2%	85.8%
Columbus - Americas	Central	34	9,344	7,380	79.0%	2.1%	99.3%	99.1%	99.3%	99.1%
Czech Republic - Europe	C.E.E.	29	6,828	3,045	44.6%	0.9%	94.2%	94.5%	96.6%	97.1%
San Antonio - Americas	Central	50	5,606	4,185	74.7%	1.2%	98.5%	97.9%	98.5%	97.9%
Denver - Americas	Northwest	32	5,136	4,181	81.4%	1.2%	96.9%	96.2%	96.9%	96.2%
Sweden - Europe	Northern	10	3,807	1,851	48.6%	0.5%	100.0%	100.0%	100.0%	100.0%
Orlando - Americas	East	34	4,178	3,252	77.8%	0.9%	98.2%	97.8%	98.2%	97.8%
Las Vegas - Americas	Southwest	18	3,585	3,045	84.9%	0.9%	94.1%	93.6%	94.1%	93.6%
Cincinnati - Americas	Central	27	6,663	4,142	62.2%	1.2%	97.6%	98.1%	97.6%	98.1%
Hungary - Europe	C.E.E.	30	5,348	2,394	44.8%	0.7%	86.3%	83.5%	86.3%	83.5%
Remaining other regional (9 markets)	Various	186	33,476	24,599	73.5%	7.1%	96.5%	95.8%	96.5%	95.8%
Regional markets total		**477**	**92,349**	**62,713**	**67.9%**	**18.0%**	**95.8%**	**95.4%**	**96.0%**	**95.5%**
Other markets (9 markets)	Various	**72**	**13,122**	**10,771**	**82.1%**	**3.1%**	**91.1%**	**92.3%**	**91.1%**	**92.3%**
Total operating portfolio - owned and managed		**2,921**	**529,079**	**347,640**	**65.7%**	**100.0%**	**95.1%**	**95.1%**	**95.1%**	**95.2%**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Operations Overview
Operating Portfolio – Square Feet, Occupied and Leased

(A)  Selected and ordered by Prologis share of NOI ($).
(square feet in thousands)

Region	Fourth Quarter NOI				Gross Book Value			
		Total Owned and Managed	Prologis Share ($) (A)	Prologis Share (%) (A)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets									
U.S.									
Atlanta	East	$10,025	$8,007	79.9%	2.1%	$682,544	$526,049	77.1%	2.1%
Baltimore/Washington	East	10,055	6,285	62.5%	1.7%	618,639	375,118	60.6%	1.5%
Central Valley	Northwest	8,335	7,590	91.1%	2.0%	587,562	481,195	81.9%	1.9%
Central & Eastern PA	East	14,368	12,214	85.0%	3.3%	894,956	777,342	86.9%	3.1%
Chicago	Central	28,627	21,978	76.8%	5.9%	2,187,163	1,669,164	76.3%	6.7%
Dallas/Ft. Worth	Central	16,499	12,236	74.2%	3.3%	1,135,489	848,344	74.7%	3.4%
Houston	Central	10,478	6,527	62.3%	1.8%	644,994	378,075	58.6%	1.5%
New Jersey/New York City	East	24,852	16,934	68.1%	4.6%	1,824,860	1,246,683	68.3%	5.0%
San Francisco Bay Area	Northwest	28,152	23,722	84.3%	6.4%	1,973,099	1,683,947	85.3%	6.8%
Seattle	Northwest	12,607	5,960	47.3%	1.6%	994,090	493,886	49.7%	2.0%
South Florida	East	13,536	9,575	70.7%	2.6%	1,046,435	781,063	74.6%	3.1%
Southern California	Southwest	62,135	49,713	80.0%	13.4%	5,149,176	4,114,051	79.9%	16.5%
On Tarmac	Various	8,048	7,254	90.1%	1.9%	325,469	287,944	88.5%	1.2%
Canada	East	8,442	6,604	78.2%	1.8%	604,006	477,038	79.0%	1.9%
Mexico	Latin America	32,310	25,793	79.8%	6.9%	1,858,728	1,375,082	74.0%	5.5%
Brazil	Latin America	9,906	1,758	17.7%	0.5%	370,412	61,526	16.6%	0.2%
Americas total		**298,375**	**222,150**	**74.5%**	**59.8%**	**20,897,622**	**15,576,507**	**74.5%**	**62.4%**
Belgium	Northern	2,282	1,104	48.4%	0.3%	173,266	88,371	51.0%	0.4%
France	Southern	39,665	17,445	44.0%	4.7%	2,536,025	1,078,087	42.5%	4.3%
Germany	Northern	29,195	11,169	38.3%	3.0%	1,857,506	715,497	38.5%	2.9%
Netherlands	Northern	19,689	8,328	42.3%	2.2%	1,064,607	396,290	37.2%	1.6%
Poland	CEE	19,738	8,384	42.5%	2.3%	1,471,898	598,829	40.7%	2.4%
Spain	Southern	9,778	4,899	50.1%	1.3%	584,138	294,122	50.4%	1.2%
United Kingdom	UK	40,574	17,947	44.2%	4.8%	2,590,057	1,084,369	41.9%	4.3%
Europe total		**160,921**	**69,276**	**43.0%**	**18.6%**	**10,277,497**	**4,255,565**	**41.4%**	**17.1%**
China	China	5,714	1,961	34.3%	0.5%	340,327	114,041	33.5%	0.4%
Japan	Japan	54,279	16,597	30.6%	4.4%	4,078,374	1,165,832	28.6%	4.7%
Singapore	Singapore	2,417	2,417	100.0%	0.7%	145,032	145,032	100.0%	0.6%
Asia total		**62,410**	**20,975**	**33.6%**	**5.6%**	**4,563,733**	**1,424,905**	**31.2%**	**5.7%**
Total global markets		**521,706**	**312,401**	**59.9%**	**84.0%**	**35,738,852**	**21,256,977**	**59.5%**	**85.2%**
Regional markets (B)									
Italy - Europe	Southern	8,054	4,293	53.3%	1.2%	540,323	297,963	55.1%	1.2%
Columbus - Americas	Central	4,905	3,666	74.7%	1.0%	360,972	275,700	76.4%	1.1%
Czech Republic - Europe	CEE	8,369	3,657	43.7%	1.0%	520,979	226,512	43.5%	0.9%
San Antonio - Americas	Central	4,919	3,638	74.0%	1.0%	260,810	185,823	71.2%	0.7%
Denver - Americas	Northwest	4,275	3,472	81.2%	0.9%	292,220	242,327	82.9%	1.0%
Sweden - Europe	Northern	6,751	3,110	46.1%	0.8%	401,558	186,868	46.5%	0.7%
Orlando - Americas	East	3,881	2,867	73.9%	0.8%	277,403	206,636	74.5%	0.8%
Las Vegas - Americas	Southwest	3,461	2,770	80.0%	0.7%	205,693	164,593	80.0%	0.7%
Cincinnati - Americas	Central	4,610	2,689	58.3%	0.7%	273,432	154,922	56.7%	0.6%
Hungary - Europe	CEE	5,829	2,509	43.0%	0.7%	386,789	163,164	42.2%	0.7%
Remaining other regional (9 markets)	Various	26,425	17,664	66.8%	4.8%	1,589,902	1,066,057	67.1%	4.3%
Regional markets total		**81,479**	**50,335**	**61.8%**	**13.6%**	**5,110,081**	**3,170,565**	**62.0%**	**12.7%**
Other markets (9 markets)	Various	**10,556**	**9,100**	**86.2%**	**2.4%**	**695,622**	**518,802**	**74.6%**	**2.1%**
Total operating portfolio - owned and managed		**$613,741**	**$371,836**	**60.6%**	**100.0%**	**$41,544,555**	**$24,946,344**	**60.0%**	**100.0%**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Operations Overview
Operating Portfolio – NOI and Gross Book Value

(A) Prologis’ share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis’ share subsequent to the contribution.
(B) Selected and ordered by Prologis share of NOI ($).
(dollars in thousands)

# of Buildings	Square Feet				Occupied		Leased	
		Total Owned and Managed	Prologis Share	Prologis Share (%)	% of Total	Total Owned and Managed	Prologis Share	Total Owned and Managed	Prologis Share
Consolidated									
Americas	1,531	248,679	248,679	100.0%	71.5%	95.9%	95.9%	96.0%	96.0%
Europe	44	9,626	9,626	100.0%	2.8%	83.6%	83.6%	83.6%	83.6%
Asia	29	7,501	7,501	100.0%	2.2%	89.0%	89.0%	89.0%	89.0%
Total operating portfolio - consolidated	**1,604**	**265,806**	**265,806**	**100.0%**	**76.5%**	**95.2%**	**95.2%**	**95.3%**	**95.3%**
Unconsolidated									
Americas	707	108,177	25,829	23.9%	7.4%	94.7%	94.7%	94.7%	94.7%
Europe	567	132,216	52,552	39.7%	15.1%	94.3%	94.3%	94.4%	94.4%
Asia	43	22,880	3,453	15.1%	1.0%	99.2%	99.2%	99.2%	99.2%
Total operating portfolio - unconsolidated	**1,317**	**263,273**	**81,834**	**31.1%**	**23.5%**	**94.9%**	**94.6%**	**95.0%**	**94.7%**
Total									
Americas	2,238	356,856	274,508	76.9%	78.9%	95.5%	95.8%	95.6%	95.9%
Europe	611	141,842	62,178	43.8%	17.9%	93.6%	92.6%	93.7%	92.7%
Asia	72	30,381	10,954	36.1%	3.2%	96.7%	92.2%	96.7%	92.3%
Total operating portfolio - owned and managed	**2,921**	**529,079**	**347,640**	**65.7%**	**100.0%**	**95.1%**	**95.1%**	**95.1%**	**95.2%**
Value added properties - consolidated	6	1,291	1,291	100.0%		37.2%	37.2%	37.2%	37.2%
Value added properties - unconsolidated	6	1,020	331	32.5%		34.7%	32.8%	34.7%	32.8%
Total owned and managed	**2,933**	**531,390**	**349,262**	**65.7%**		**94.8%**	**94.8%**	**94.9%**	**94.9%**

	Fourth Quarter NOI				Gross Book Value			
	Total Owned and Managed	Prologis Share ($) (A)	Prologis Share (%) (A)	% of Total	Total Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Consolidated								
Americas	$236,691	$236,691	100.0%	63.7%	$16,213,398	$16,213,398	100.0%	65.0%
Europe	7,690	7,690	100.0%	2.1%	672,404	672,404	100.0%	2.7%
Asia	9,085	9,085	100.0%	2.4%	866,554	866,554	100.0%	3.5%
Total operating portfolio - consolidated	**$253,466**	**$253,466**	**100.0%**	**68.2%**	**$17,752,356**	**$17,752,356**	**100.0%**	**71.2%**
Unconsolidated								
Americas	$117,448	$27,949	23.8%	7.5%	$8,241,379	$1,981,446	24.0%	7.9%
Europe	189,502	78,531	41.4%	21.1%	11,853,641	4,654,191	39.3%	18.7%
Asia	53,325	11,890	22.3%	3.2%	3,697,179	558,351	15.1%	2.2%
Total operating portfolio - unconsolidated	**$360,275**	**$118,370**	**32.9%**	**31.8%**	**$23,792,199**	**$7,193,988**	**30.2%**	**28.8%**
Total								
Americas	$354,139	$264,640	74.7%	71.2%	$24,454,777	$18,194,844	74.4%	72.9%
Europe	197,192	86,221	43.7%	23.2%	12,526,045	5,326,595	42.5%	21.4%
Asia	62,410	20,975	33.6%	5.6%	4,563,733	1,424,905	31.2%	5.7%
Total operating portfolio - owned and managed	**$613,741**	**$371,836**	**60.6%**	**100.0%**	**$41,544,555**	**$24,946,344**	**60.0%**	**100.0%**
Value added properties - consolidated	259	259	100.0%		48,708	48,708	100.0%	
Value added properties - unconsolidated	64	19	29.7%		38,566	12,627	32.7%	
Total owned and managed	**$614,064**	**$372,114**	**60.6%**		**$41,631,829**	**$25,007,679**	**60.1%**

Copyright © 2014 Prologis
Supplemental 4Q 2013

(A)    Prologis’ share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis’ share subsequent to the contribution.
Operations Overview
Operating Portfolio – Summary by Division
(square feet and dollars in thousands)

Period Ending Occupancy by Division

100%
95%
90%
85%
93.8%
93.7%
94.2%
95.5%
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Americas
92.9%
93.1%
93.1%
93.6%
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Europe
97.1%
96.4%
95.1%
96.7%
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Asia
93.7%
93.7%
93.9%
95.1%
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Total

Leasing Activity

	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Square feet of leases signed:				
Operating portfolio:				
Renew als	22,374	24,148	23,355	27,422
New leases	9,688	9,713	7,483	11,551
Total operating portfolio	32,062	33,861	30,838	38,973
Properties under development	3,787	2,389	5,253	4,763
Total square feet of leases signed	35,849	36,250	36,091	43,736
Average term of leases signed (months)	45	49	59	44
Net effective rent change on rollover	2.0%	4.0%	6.1%	5.9%

Weighted Average Customer Retention

90%
80%
70%
60%
78.0%
84.6%
80.8%
86.8%
Q1 2013 Q2 2013 Q3 2013 Q4 2013

Turnover Costs: per Square Foot ($) (A) and per Value of Lease (%)

$1.70
$1.55
$1.40
$1.25
10%
6%
2%
-2%
8.7%
7.8%
6.9%
8.2%
$1.38
$1.41
$1.48
$1.41
Q1 2013 Q2 2013 Q3 2013 Q4 2013

Net Effective Rent Change on Rollover

8.0%
4.0%
0.0%
2.0%
4.0%
6.1%
5.9%
Q1 2013 Q2 2013 Q3 2013 Q4 2013

Copyright © 2014 Prologis
Supplemental 4Q 2013
Operations Overview
Operating Metrics – Owned and Managed

(A)   Turnover costs per foot represent expected costs based on the leases signed during the quarter.
(square feet and dollars in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Operations Overview
Operating Metrics – Owned and Managed

(A) Turnover costs represent costs incurred during the quarter.
(B) See the Notes and Definitions for further explanations.
(square feet and dollars in thousands)
Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2013 Q2 2013 Q3 2013 Q4 2013
18,264 $    25,046 $    35,668 $    44,020 $    510,295 508,242 494,941 489,808
0.03 $             0.05 $             0.07 $             0.08 $
Rental income 2.7% 1.4% 1.9% 0.8%
27,241 34,915 32,213 36,116 Rental expenses 9.1% 3.5% 3.2% (4.2%)
18,344 26,827 17,992 26,450 Net operating income - GAAP 0.3% 0.7% 1.4% 2.7%
Total turnover costs (A) 45,585 61,742 50,205 62,566 Net operating income - adjusted cash 1.8% (0.4%) 1.8% 3.0%
63,849 $    86,788 $    85,873 $    106,586 $  Average occupancy 1.6% 1.9% 0.9% 0.7%
Trailing four quarters - % of gross NOI 14.0% 14.8% 14.9% 14.5%
75.3% 75.9% 79.1% 73.3%
48,076 $    65,895 $    67,949 $    78,153 $
`
Don’t Delete this cell
  Same Store Information (B)
Prologis share
Weighted average ownership percent
$ per square foot
Total capital expenditures
Leasing commissions
Property improvements
Tenant improvements
  Capital Expenditures Incurred
Square feet of population
Percentage change:
$0.06 $0.06 $0.06 $0.06
$0.02
$0.04
$0.06
$0.08
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Property Improvements by Square Foot
(trailing four quarters)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Operations Overview
Customer Information – Owned and Managed

1 DHL 1.8% 10,687        Month to month customers $ 38,313       1.3% 10,797        2.2%
2 CEVA Logistics 1.3% 6,670          2014 388,995     13.8% 72,618        14.4%
3 Kuehne + Nagel 1.2% 5,963          2015 517,194     18.3% 97,248        19.3%
4 Amazon.com, Inc. 1.0% 4,658          2016 468,076     16.6% 89,187        17.7%
5 Geodis 0.9% 5,698          2017 390,485     13.8% 70,801        14.1%
6 Home Depot, Inc. 0.9% 4,177          2018 327,404     11.6% 54,622        10.9%
7 Hitachi Ltd 0.8% 2,208          Thereafter 695,635     24.6% 107,715      21.4%
8 United States Government 0.8% 1,477          Total $ 2,826,102 100.0% 502,988 100.0%
9 FedEx Corporation 0.8% 2,263
10 Tesco PLC 0.7% 2,693
10.2% 46,494
11 PepsiCo 0.7% 4,883
12 Panasonic Co., Ltd. 0.6% 1,678          Month to month customers $ 28,256       1.6% 8,312          2.5%
13 Wal-Mart Stores, Inc. 0.5% 3,236          2014 242,074     13.8% 47,617        14.4%
14 Panalpina, Inc. 0.5% 2,421          2015 321,192     18.3% 63,610        19.3%
15 Bayerische Motoren Werke Ag (BMW) 0.5% 2,273          2016 296,390     16.8% 59,237        17.9%
16 UPS SCS (United Parcel Service Inc.) 0.5% 2,244          2017 244,241     13.9% 46,549        14.1%
17 Ingram Mico 0.5% 3,018          2018 203,322     11.6% 34,828        10.5%
18 Nippon Express Group 0.4% 1,328          Thereafter 421,640 24.0% 70,438 21.3%
19 National Distribution Centers LP 0.4% 3,720          Total $ 1,757,115 100.0% 330,591 100.0%
20 ND Logistics 0.4% 2,167
21 DB Schenker 0.4% 2,474
22 LG Electronics, Inc. 0.4% 2,540
23 Con-Way (Menlo) 0.4% 2,794
24 La Poste 0.4% 1,278
25 Schneider Electric SA 0.4% 1,640
17.2% 84,188
Top 10 Customers
Top 25 Customers
   Lease Expirations - Operating Portfolio - Prologis Share
Year
Annual Base
Rent
Percentage
of Total
Occupied
Square Feet
Percentage
of Total
Percentage
of Total
   Top Customers    Lease Expirations - Operating Portfolio - Owned and Managed
Year
Percentage
of Total
% of Annual
Base Rent
Total Square
Feet
Occupied
Square Feet
Annual Base
Rent
(square feet and dollars in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Overview – Owned and Managed

(A) Includes acquisitions and infrastructure costs.
$-
$400
$800
$1,200
$1,600
$2,000
2009 2010 2011 2012 2013
Americas Europe Asia
$314
$759
$1,017
$1,553
$1,771
Development Starts (TEI)
(in millions)
Building Acquisitions and Equity Investments
(in millions)
Value Creation from Development Stabilizations
(in
millions)
Land Activity
(in
millions)
$-
$400
$800
$1,200
$1,600
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Third Party Building Acquisitions
Equity Invested in Co-Investment Ventures
$34
$512
$1,322
$-
$40
$80
$120
$160
$200
Q1 2013 Q2 2013 Q3 2013 Q4 2013
Americas Europe Asia
$78
$15
$190
$(300)
$(200)
$(100)
$-
$100
$200
Acquisitions (A) Dispositions
Development Starts Foreign currency and other
Q1 2013                Q2 2013 Q3 2013               Q4 2013
($27)
($89)
($43)
$539
($149)
$143

Q4 2013					FY 2013				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions										
Americas										
Prologis wholly owned	2,144	2,144	$80,161	$80,161	100.0%	5,306	5,306	$237,322	$237,322	100.0%
Prologis AMS (B)	989	381	86,150	33,206	38.5%	1,218	469	106,750	41,135	38.5%
Prologis Institutional Alliance Fund II (B) (C)	-	-	-	-	-	1,012	285	84,993	23,955	28.2%
Prologis Targeted U.S. Logistics Fund	482	125	76,351	19,744	25.9%	586	150	104,354	26,432	25.3%
Prologis North American Industrial Fund	101	23	3,306	762	23.1%	839	193	32,764	7,555	23.1%
North American Industrial Fund III (D)	-	-	-	-	-	9,511	1,902	427,500	85,500	20.0%
Total Americas	**3,716**	**2,673**	**245,968**	**133,873**	**54.4%**	**18,472**	**8,305**	**993,683**	**421,899**	**42.5%**
Europe										
Prologis wholly owned	-	-	-	-	-	301	301	30,941	30,941	100.0%
Total Europe	**-**	**-**	**-**	**-**	**-**	**301**	**301**	**30,941**	**30,941**	**100.0%**
Asia										
Prologis wholly owned	1,254	1,254	141,807	141,807	100.0%	1,352	1,352	149,655	149,655	100.0%
Prologis Japan Fund 1 (E)	-	-	-	-	-	1,094	219	222,157	44,431	20.0%
Total Asia	**1,254**	**1,254**	**141,807**	**141,807**	**100.0%**	**2,446**	**1,571**	**371,812**	**194,086**	**52.2%**
Total Third Party Building Dispositions	**4,970**	**3,927**	**$387,775**	**$275,680**	**71.1%**	**21,219**	**10,177**	**$1,396,436**	**$646,926**	**46.3%**
Building Contributions to Co-Investment Ventures										
Americas										
Prologis Mexico Fondo Logistico (B)	-	-	$ -	$ -	-	745	745	$49,429	$39,543	80.0%
Brazil Fund and joint ventures	-	-	-	-	-	1,062	266	122,635	30,659	25.0%
Total Americas	**-**	**-**	**-**	**-**	**-**	**1,807**	**1,011**	**172,064**	**70,202**	**40.8%**
Europe										
Prologis Targeted Europe Logistics Fund	1,060	1,060	104,874	59,715	56.9%	1,631	1,631	144,596	86,587	59.9%
Prologis European Properties Fund II	2,217	2,217	236,744	159,850	67.5%	4,519	4,519	391,642	262,237	67.0%
Europe Logistics Venture 1	1,949	1,949	189,853	161,375	85.0%	1,949	1,949	189,853	161,375	85.0%
Prologis European Logistics Partners	502	502	57,594	28,797	50.0%	49,245	49,245	3,132,518	1,566,259	50.0%
Total Europe	**5,728**	**5,728**	**589,065**	**409,737**	**69.6%**	**57,344**	**57,344**	**3,858,609**	**2,076,458**	**53.8%**
Asia										
Nippon Prologis REIT	3,562	3,562	731,263	621,573	85.0%	14,159	14,159	2,826,705	2,402,699	85.0%
Total Asia	**3,562**	**3,562**	**731,263**	**621,573**	**85.0%**	**14,159**	**14,159**	**2,826,705**	**2,402,699**	**85.0%**
Total Contributions to Co-Investment Ventures	**9,290**	**9,290**	**$1,320,328**	**$1,031,310**	**78.1%**	**73,310**	**72,514**	**$6,857,378**	**$4,549,359**	**66.3%**
Total Building Dispositions and Contributions	**14,260**	**13,217**	**$1,708,103**	**$1,306,990**	**76.5%**	**94,529**	**82,691**	**$8,253,814**	**$5,196,285**	**63.0%**
Land dispositions			96,465	96,465	100.0%			183,577	183,577	100.0%
Other real estate dispositions			4,335	4,335	100.0%			8,191	7,651	93.4%
Grand Total Dispositions and Contributions			**$1,808,903**	**$1,407,790**	**77.8%**			**$8,445,582**	**$5,387,513**	**63.8%**
Weighted average stabilized cap rate on building dispositions and contributions				**6.0%**					**6.4%**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Dispositions and Contributions

(A) Prologis share reflects our effective ownership. For contributions, this amount reflects net cash proceeds to Prologis (net of units received for partial consideration).
(B)      This is a consolidated co-investment venture.
(C) During the second quarter of 2013, Prologis acquired the noncontrolling interest in this venture.
(D) In connection with the dissolution of this co-investment venture in August 2013, we acquired the remaining properties of this venture.
(E) In connection with the wind down of this co-investment venture in June 2013, all the properties owned by this co-investment venture were acquired by Prologis or NPR.
(square feet and dollars in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Third Party Building Acquisitions and Equity Invested in Co-Investment Ventures
Prologis Share of Prologis Share of
Acquisition
Cost (%) (A)
Acquisition
Cost (%) (A)
Third Party Building Acquisitions
Prologis wholly owned 2,128                  2,128             99,456 $              99,456 $                  100.0% 3,262                  3,262                152,747 $            152,747 $                100.0%
Prologis Targeted U.S. Logistics Fund 875                      226                65,426                 16,919                      25.9% 4,369                  1,139                282,034               74,108                      26.3%
Total Americas 3,003                  2,354             164,882               116,375                   70.6% 7,631                  4,401                434,781               226,855                   52.2%
Prologis Targeted Europe Logistics Fund -                           -                      -                            -                               -                            72                        36                      6,915                   3,404                        49.2%
Prologis European Properties Fund II 2,301                  748                206,676               67,129                      32.5% 2,569                  832                   227,975               73,805                      32.4%
Prologis European Logistics Partners -                           -                      -                            -                               -                            2,584                  1,293                383,379               191,689                   50.0%
Total Europe 2,301                  748                206,676               67,129                      32.5% 5,225                  2,161                618,269               268,898                   43.5%
Asia -                           -                      -                            -                               -                            -                           -                         -                            -                               -
5,304                  3,102             371,558 $            183,504 $                49.4% 12,856                6,562                1,053,050 $         495,753 $                47.1%
6.7% 6.5%
Before After (B)
Prologis Institutional Alliance Fund II (C) -                           -                      - $                         274,326 $
Prologis SGP Mexico 21.6% 100.0% 167,634               167,634
Prologis North American Industrial Fund III -                           -                      -                            423,781
Prologis Targeted U.S. Logistics Fund -                           -                      -                            100,000
Prologis Targeted Europe Logistics Fund -                           -                      -                            209,465
Prologis European Properties Fund II -                           -                      -                            178,574
167,634 $            1,353,780 $
FY 2013
Total Equity
Invested
Weighted average stabilized cap rate
Q4 2013
Total Equity Invested in Co-Investment Ventures
Equity Invested in Co-Investment Ventures
Ownership
Total Equity
Invested
Q4 2013
Total Third Party Building Acquisitions
Europe
Americas
FY 2013
Prologis Share of
Acquisition Cost ($)
Prologis Share
of Square Feet
Square Feet Acquisition Cost
Prologis Share of
Acquisition Cost ($)
Acquisition Cost Square Feet
Prologis Share
of Square
Feet
(square feet and dollars in thousands)
(A) Prologis share reflects our effective ownership.
(B) May include the impact of other equity investments by our partners.
(C) This was a consolidated co-investment venture before we acquired our partners’ interest in the second quarter of 2013.

Q4 2013						FY 2013					
	Square Feet	Prologis Share Square Feet	Total Expected Investment	Prologis Share Total Expected Investment	Leased % at Start	Prologis Share Leased % at Start	Square Feet	Prologis Share Square Feet	Total Expected Investment	Prologis Share Total Expected Investment	Leased % at Start	Prologis Share Leased % at Start
Americas												
Consolidated	2,974	2,974	$231,500	$231,500	33.4%	33.4%	10,633	10,633	$649,504	$649,504	60.2%	60.2%
Prologis Targeted U.S. Logistics Fund	42	11	3,024	782	100.0%	100.0%	42	11	3,024	782	100.0%	100.0%
Brazil Fund and joint ventures	651	163	60,946	15,237	0.0%	0.0%	1,848	462	187,816	46,955	0.0%	0.0%
Total Americas	**3,667**	**3,148**	**295,470**	**247,519**	**28.2%**	**31.9%**	**12,523**	**11,106**	**840,344**	**697,241**	**51.4%**	**57.7%**
Europe												
Consolidated	1,365	1,365	74,782	74,782	88.0%	88.0%	4,311	4,311	377,107	377,107	78.3%	78.3%
Prologis European Properties Fund II	-	-	-	-	-	-	120	40	9,207	3,047	100.0%	100.0%
Total Europe	**1,365**	**1,365**	**74,782**	**74,782**	**88.0%**	**88.0%**	**4,431**	**4,351**	**386,314**	**380,154**	**78.9%**	**78.5%**
Asia												
Consolidated	1,365	1,365	162,219	162,219	30.5%	30.5%	2,649	2,649	369,877	369,877	15.7%	15.7%
Prologis China Logistics Venture I	947	142	45,829	6,874	0.0%	0.0%	3,438	514	173,972	26,095	13.1%	13.2%
Total Asia	**2,312**	**1,507**	**208,048**	**169,093**	**18.0%**	**27.6%**	**6,087**	**3,163**	**543,849**	**395,972**	**14.3%**	**15.3%**
Total	**7,344**	**6,020**	**$578,300**	**$491,394**	**36.1%**	**43.5%**	**23,041**	**18,620**	**$1,770,507**	**$1,473,367**	**46.9%**	**55.3%**

	Q4 2013	FY 2013
Weighted average estimated stabilized yield	7.9%	7.6%
Pro forma NOI	$45,430	$135,280
Weighted average estimated cap rate at stabilization	6.5%	6.4%
Estimated value creation (A)	$122,918	$338,736
Estimated development margin	21.3%	19.1%
Prologis share of estimated value creation (A)	86.2%	81.8%
Prologis share of estimated value creation (A)	$105,909	$277,066
% BTS (based on PLD share)	28.8%	41.8%

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Development Starts

(in thousands, except percent)
(A) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Value Creation from Development Stabilization

(A) Value Creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.
(in thousands, except percent)
Square Feet
Prologis Share
of Square Feet
Total Expected
Investment
Prologis Share
of Total
Expected Square Feet
Prologis Share of
Square Feet
Total Expected
Investment
Prologis Share
of Total
Expected
Americas
1,793 1,793 $155,522 $155,522 4,909 4,909 $341,937 $341,937
Prologis Targeted U.S. Logistics Fund - - - - 272 73 29,730 8,026
Prologis Mexico Fondo Logistico 235 47 13,080 2,616 235 47 13,080 2,616
Brazil Fund and joint ventures 564 141 53,794 13,449 1,893 474 180,180 45,046
Total Americas 2,592 1,981 222,396 171,587 7,309 5,503 564,927 397,625
Europe
564 564 55,407 55,407 2,128 2,128 165,428 165,428
Prologis Targeted Europe Logistics Fund 47 20 5,955 2,564 47 20 5,955 2,564
611 584 61,362 57,971 2,175 2,148 171,383 167,992
Asia
1,591 1,591 194,198 194,198 5,156 5,156 628,659 628,659
Prologis China Logistics Venture I 585 88 35,706 5,356 585 88 35,706 5,356
2,176 1,679 229,904 199,554 5,741 5,244 664,365 634,015
Total 5,379 4,244 $513,662 $429,112 15,225 12,895 $1,400,675 $1,199,632
Weighted average estimated stabilized yield 8.2% 8.1%
$41,884 $113,589
Weighted average estimated cap rate at stabilization 6.1% 6.1%
$143,382 $426,205
Estimated development margin 27.9% 30.4%
Prologis share of estimated value creation (A) 87.3% 87.4%
Prologis share of estimated value creation (A) $125,184 $372,378
Total Europe
Consolidated
Pro forma NOI
Estimated value creation (A)
Total Asia
Consolidated
Q4 2013 FY 2013
Consolidated

Under Development												
	Pre-Stabilized Developments		2014 Expected Completion		2015 and thereafter Expected Completion		Total Under Development		Total Development Portfolio			
	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	Sq Ft	TEI $	TEI $	Prologis share of TEI $	% of Total	Leased %
Consolidated												
U.S.												
Central	936	$43,034	1,369	$57,815	-	$ -	1,369	$57,815	$100,849	$100,849	5.0%	58.4%
East	-	-	3,352	345,871	-	-	3,352	345,871	345,871	345,871	17.1%	54.4%
Northwest	241	17,067	-	-	-	-	-	-	17,067	17,067	0.8%	69.3%
Southwest	800	48,605	1,563	110,489	-	-	1,563	110,489	159,094	159,094	7.8%	47.7%
U.S. Total	1,977	108,706	6,284	514,175	-	-	6,284	514,175	622,881	622,881	30.7%	54.0%
Canada	-	-	910	101,608	-	-	910	101,608	101,608	101,608	5.0%	0.0%
Latin America	754	45,053	1,190	76,917	-	-	1,190	76,917	121,970	121,970	6.0%	20.9%
Americas total	**2,731**	**153,759**	**8,384**	**692,700**	**-**	**-**	**8,384**	**692,700**	**846,459**	**846,459**	**41.7%**	**43.8%**
Europe												
Southern Europe	-	-	973	42,749	349	28,309	1,322	71,058	71,058	71,058	3.5%	100.0%
Central Europe	376	24,350	-	-	-	-	-	-	24,350	24,350	1.2%	100.0%
United Kingdom	-	-	1,865	235,650	-	-	1,865	235,650	235,650	235,650	11.6%	71.3%
Europe total	**376**	**24,350**	**2,838**	**278,399**	**349**	**28,309**	**3,187**	**306,708**	**331,058**	**331,058**	**16.3%**	**85.0%**
Asia												
Japan	-	-	1,748	211,477	1,790	247,654	3,538	459,131	459,131	459,131	22.6%	26.7%
China	131	5,707	-	-	-	-	-	-	5,707	5,707	0.3%	0.0%
Singapore	-	-	17	2,056	-	-	17	2,056	2,056	2,056	0.1%	100.0%
Asia total	**131**	**5,707**	**1,765**	**213,533**	**1,790**	**247,654**	**3,555**	**461,187**	**466,894**	**466,894**	**23.0%**	**26.1%**
Total global markets	**3,238**	**183,816**	**12,987**	**1,184,632**	**2,139**	**275,963**	**15,126**	**1,460,595**	**1,644,411**	**1,644,411**	**81.0%**	**48.2%**
Regional and other markets												
Americas	1,253	52,261	2,908	123,538	-	-	2,908	123,538	175,799	175,799	8.7%	84.8%
Europe	-	-	553	45,261	-	-	553	45,261	45,261	45,261	2.2%	27.2%
Total regional and other markets	**1,253**	**52,261**	**3,461**	**168,799**	**-**	**-**	**3,461**	**168,799**	**221,060**	**221,060**	**10.9%**	**78.1%**
Total consolidated development portfolio	**4,491**	**236,077**	**16,448**	**1,353,431**	**2,139**	**275,963**	**18,587**	**1,629,394**	**1,865,471**	**1,865,471**	**91.9%**	**54.3%**
Unconsolidated												
Prologis Targeted U.S. Logistics Fund	-	-	42	3,024	-	-	42	3,024	3,024	782	0.0%	100.0%
Brazil Fund and joint ventures	933	84,437	1,271	117,879	-	-	1,271	117,879	202,316	101,158	5.0%	11.5%
Prologis Targeted Europe Logistics Fund	219	27,963	-	-	-	-	-	-	27,963	12,041	0.6%	50.1%
Prologis European Properties Fund II	-	-	120	9,823	-	-	120	9,823	9,823	3,190	0.2%	100.0%
Prologis European Logistics Partners	-	-	262	19,251	-	-	262	19,251	19,251	9,626	0.5%	100.0%
Prologis China Logistics Venture I	-	-	2,182	116,744	2,290	124,932	4,472	241,676	241,676	36,251	1.8%	10.1%
Total unconsolidated development portfolio	1,152	112,400	3,877	266,721	2,290	124,932	6,167	391,653	504,053	163,048	8.1%	**16.9%**
Total development portfolio - owned & managed	**5,643**	**$348,477**	**20,325**	**$ 1,620,152**	**4,429**	**$ 400,895**	**24,754**	**$2,021,047**	**$ 2,369,524**	**$ 2,028,519**	**100.0%**	**45.3%**
Total development portfolio - Prologis share	5,052	$290,336	17,592	$1,443,480	2,482	$294,703	20,074	$1,738,183	$2,028,519			**51.6%**
Total development portfolio - Prologis share (%)	89.5%	83.3%	86.6%	89.1%	56.0%	73.5%	81.1%	86.0%	85.6%			
Cost to complete		$33,446		$701,406		$263,787		$965,193	$998,639			
Prologis share of cost to complete		$29,442		$629,141		$199,105		$828,246	$857,688			
Percent build to suit (based on Prologis share)		18.7%		33.0%		25.9%		31.8%	29.9%			
Leased percent		53.2%		49.4%		16.9%		43.5%	45.3%			
Weighted average estimated stabilized yield												
Americas		8.5%		7.2%		-		7.2%	7.5%			
Europe		6.0%		7.7%		7.5%		7.7%	7.5%			
Asia		8.5%		7.2%		7.1%		7.2%	7.2%			
Total		8.1%		7.3%		7.5%		7.3%	7.4%			
Pro forma NOI									$175,966			
Weighted average estimated cap rate at stabilization									6.3%			
Estimated value creation (A)									$424,350			
Estimated development margin									17.9%			
Prologis share of estimated value creation (A)									$376,660			
Prologis share of estimated value creation (A)									88.8%

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Development Portfolio

(in thousands, except percent)
(A) Value creation excludes fees or promotes that we may earn. See complete definition in the Notes and Definitions section.

Land by Market	Region	Acres				Current Book Value			
		Total Owned & Managed	Prologis Share	Prologis Share (%)	Estimated Build Out Potential (sq ft) (A)	Total Owned & Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global markets									
U.S.									
Atlanta	East	613	613	100.0%	8,655	$ 26,584	$ 26,584	100.0%	1.7%
Baltimore/Washington	East	97	97	100.0%	1,147	10,245	10,245	100.0%	0.7%
Central Valley	Northwest	1,144	1,144	100.0%	20,560	42,304	42,304	100.0%	2.7%
Central & Eastern PA	East	416	416	100.0%	5,412	50,192	50,192	100.0%	3.3%
Chicago	Central	511	511	100.0%	9,497	33,209	33,209	100.0%	2.2%
Dallas/Ft. Worth	Central	428	428	100.0%	7,583	30,329	30,329	100.0%	2.0%
Houston	Central	81	81	100.0%	1,191	9,201	9,201	100.0%	0.6%
New Jersey/New York City	East	183	183	100.0%	2,841	76,281	76,281	100.0%	4.9%
South Florida	East	341	341	100.0%	5,794	151,377	151,377	100.0%	9.8%
Southern California	Southwest	699	699	100.0%	13,939	129,949	129,949	100.0%	8.4%
Canada	Canada	179	179	100.0%	3,435	54,928	54,928	100.0%	3.6%
Mexico	Mexico	789	789	100.0%	14,530	152,090	152,090	100.0%	9.8%
Brazil	Brazil	258	129	50.0%	3,295	45,238	22,619	50.0%	1.5%
Americas total		**5,739**	**5,610**	**97.8%**	**97,879**	**811,927**	**789,308**	**97.2%**	**51.2%**
Belgium	Northern	27	27	100.0%	526	10,744	10,744	100.0%	0.7%
France	Southern	448	448	100.0%	7,992	79,745	79,745	100.0%	5.2%
Germany	Northern	112	112	100.0%	2,239	25,752	25,752	100.0%	1.7%
Netherlands	Northern	56	56	100.0%	1,538	53,355	53,355	100.0%	3.5%
Poland	C.E.E.	696	696	100.0%	12,958	89,516	89,516	100.0%	5.8%
Spain	Southern	100	100	100.0%	2,021	17,031	17,031	100.0%	1.1%
United Kingdom	UK	665	665	100.0%	9,275	184,687	184,687	100.0%	12.0%
Europe total		**2,104**	**2,104**	**100.0%**	**36,549**	**460,830**	**460,830**	**100.0%**	**30.0%**
China	China	97	30	30.9%	3,468	32,640	12,370	37.9%	0.8%
Japan	Japan	41	41	100.0%	2,173	26,267	26,267	100.0%	1.7%
Asia total		**138**	**71**	**51.4%**	**5,641**	**58,907**	**38,637**	**65.6%**	**2.5%**
Total global markets		**7,981**	**7,785**	**97.5%**	**140,069**	**1,331,664**	**1,288,775**	**96.8%**	**83.7%**
Regional markets (B)									
Hungary - Europe	C.E.E.	338	338	100.0%	5,686	40,388	40,388	100.0%	2.5%
Czech Republic - Europe	C.E.E.	191	191	100.0%	3,201	38,501	38,501	100.0%	2.5%
Italy - Europe	Southern	107	107	100.0%	2,451	34,048	34,048	100.0%	2.2%
Central Florida - Americas	East	129	129	100.0%	1,901	27,027	27,027	100.0%	1.8%
Slovakia - Europe	C.E.E.	90	90	100.0%	1,947	16,633	16,633	100.0%	1.1%
Las Vegas - Americas	Northwest	75	75	100.0%	1,281	7,818	7,818	100.0%	0.5%
Memphis - Americas	Southwest	165	165	100.0%	2,839	6,901	6,901	100.0%	0.4%
Denver - Americas	Central	49	49	100.0%	836	6,281	6,281	100.0%	0.4%
Columbus - Americas	Central	142	142	100.0%	2,364	4,705	4,705	100.0%	0.3%
Phoenix - Americas	Southwest	36	36	100.0%	698	3,451	3,451	100.0%	0.2%
Portland - Americas	Northwest	23	23	100.0%	389	2,843	2,843	100.0%	0.2%
Cincinnati - Americas	Central	15	15	100.0%	216	2,035	2,035	100.0%	0.1%
Indianapolis - Americas	Central	39	39	100.0%	655	1,973	1,973	100.0%	0.1%
Charlotte - Americas	East	20	20	100.0%	308	1,389	1,389	100.0%	0.1%
Total regional markets		**1,419**	**1,419**	**100.0%**	**24,772**	**193,993**	**193,993**	**100.0%**	**12.4%**
Total other markets (7 markets)	Various	**684**	**684**	**100.0%**	**11,390**	**59,594**	**59,594**	**100.0%**	**3.9%**
Total land portfolio - owned and managed		**10,084**	**9,888**	**98.1%**	**176,231**	**$ 1,585,251**	**$ 1,542,362**	**97.3%**	**100.0%**
Original Cost Basis						**$ 2,512,579**	**$ 2,470,005**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Land Portfolio – Owned and Managed

(A) Represents estimated finished square feet available for rent upon completion of an industrial building on existing parcels of land.
(B) Ordered by our share of current book value.
(square feet and dollars in thousands)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capital Deployment
Land Portfolio – Summary and Roll Forward

Investment at
Acres % of Total December 31, 2013 % of Total
6,739                            66.8% 868,470 $                     54.8%
Brazil Fund and joint ventures 258                               2.6% 45,238 2.9%
Total Americas 6,997                            69.4% 913,708                        57.7%
2,949                            29.2% 612,636                        38.6%
59 0.6% 35,060 2.2%
Prologis China Logistics Venture 1 79 0.8% 23,847 1.5%
Total Asia 138                               1.4% 58,907                          3.7%
10,084                          100.0% 1,585,251 $                 100.0%
Americas Europe Asia Total
996,654 $                     629,730 $                     108,060 $                     1,734,444 $
Acquisitions 33,547 19,471 5,489 58,507
Dispositions (50,547) (34,526) (3,246) (88,319)
Development starts (88,075) (10,638) (48,336) (147,049)
Infrastructure costs 29,188 14,026 1,407 44,621
Effect of changes in foreign exchange rates and other (7,059) (5,427) (4,467) (16,953)
913,708 $                     612,636 $                     58,907 $                       1,585,251 $
Land Portfolio Summary
Consolidated
Americas
Total land portfolio - owned and managed
Consolidated
Europe
Asia
Consolidated
As of December 31, 2013
Land Roll Forward - Owned and Managed
As of September 30, 2013
(dollars in thousands)
.

Co-Investment Ventures (A)	Type	Accounting Method	Geographic Focus	Ownership Percentage	Date Established	Term / Structure
Americas:						
Prologis U.S. Logistics Venture (B)	Core	Consolidated	US	55.0%	January 2014	Open end
Prologis Targeted U.S. Logistics Fund	Core	Unconsolidated	US	25.9%	October 2004	Open end
Prologis North American Industrial Fund (C)	Core	Unconsolidated	US	23.1%	March 2006	Open end
Prologis Mexico Industrial Fund (C)	Core	Unconsolidated	Mexico	20.0%	August 2007	Closed end
Prologis Mexico Fondo Logistico	Core/Development	Consolidated	Mexico	20.0%	July 2010	Closed end
Prologis Brazil Logistics Partners Fund I (D)	Development	Unconsolidated	Brazil	50.0%	December 2010	Closed end
Europe:						
Prologis Targeted Europe Logistics Fund	Core	Unconsolidated	Europe	43.1%	June 2007	Open end
Prologis European Properties Fund II	Core	Unconsolidated	Europe	32.5%	August 2007	Open end
Europe Logistics Venture 1	Core	Unconsolidated	Europe	15.0%	February 2011	Open end
Prologis European Logistics Partners	Core	Unconsolidated	Europe	50.0%	March 2013	Open end
Asia:						
Nippon Prologis REIT	Core	Unconsolidated	Japan	15.1%	February 2013	Public, Tokyo Exchange
Prologis China Logistics Venture I and II (E)	Core/Development	Unconsolidated	China	15.0%	March 2011/November 2013	Closed end

Information by Unconsolidated Co-investment Venture (F):

(in thousands)	Square Feet	Fourth Quarter NOI	Gross Book Value of Operating Buildings	Debt	Prologis' Share: Fourth Quarter NOI	Prologis' Share: Annualized Pro forma NOI	Prologis' Share: Debt	Prologis' Share: Total Other Tangible Assets (Liabilities)	Prologis Investment In and Advances To
Prologis Targeted U.S. Logistics Fund	48,490	$ 58,657	$ 4,418,783	$ 1,672,838	$ 15,169	$ 60,676	$ 432,585	$ 23,796	$ 743,454
Prologis North American Industrial Fund	46,500	40,770	2,859,230	1,112,165	9,402	37,608	256,465	2,205	201,482
Prologis Mexico Industrial Fund	9,503	8,146	604,558	214,149	1,629	6,516	42,830	(229)	49,684
Brazil Fund and joint ventures	4,044	9,906	370,412	-	4,952	19,808	-	16,815	199,392
Americas	**108,537**	**117,479**	**8,252,983**	**2,999,152**	**31,152**	**124,608**	**731,880**	**42,587**	**1,194,012**
Prologis Targeted Europe Logistics Fund	13,652	25,629	1,764,442	498,267	11,036	44,144	214,554	33,689	471,896
Prologis European Properties Fund II	62,364	84,617	5,691,874	1,987,881	27,484	109,936	645,664	5,071	582,828
Europe Logistics Venture I	5,070	8,634	448,045	-	1,295	5,180	-	1,156	62,654
Prologis European Logistics Partners	51,790	70,655	3,976,242	512,021	35,326	141,304	256,010	7,268	1,585,923
Europe	**132,876**	**189,535**	**11,880,603**	**2,998,169**	**75,141**	**300,564**	**1,116,228**	**47,184**	**2,703,301**
Nippon Prologis REIT (G)	18,508	48,909	3,430,960	1,535,192	7,390	29,560	231,968	18,584	309,715
Prologis China Logistics Venture 1	4,372	4,416	266,219	180,000	663	2,652	27,000	6,284	42,987
Asia	**22,880**	**53,325**	**3,697,179**	**1,715,192**	**8,053**	**32,212**	**258,968**	**24,868**	**352,702**
Total	**264,293**	**$ 360,339**	**$ 23,830,765**	**$ 7,712,513**	**$ 114,346**	**$ 457,384**	**$ 2,107,076**	**$ 114,639**	**$ 4,250,015**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Co-Investment Ventures
Summary and Financial Highlights

(A) The information presented excludes two ventures- Prologis AMS and Prologis DFS Fund I, due to the investment size of the ventures.
(B) An investment agreement for Prologis U.S. Logistics Venture was executed in December 2013; the venture closed January 2014.
(C) These co-investment ventures do not expect to be actively investing in new properties.
(D) We have a 50% ownership interest in and consolidate an entity that in turn owns 50% of various entities that are accounted for on the equity method (“Brazil Fund”). The Brazil Fund develops industrial properties in Brazil and has sold properties to an entity in which it maintains an equity interest. We also have other Brazil joint ventures that we account for using the equity method.  We show our ownership in these Brazil entities at our effective ownership and include the properties in our owned and managed pool.
(E) The Prologis China Logistics Venture II was formed during the fourth quarter of 2013.
(F) Values represent Prologis’ stepped up basis and may not be comparable to values reflected in the entities’ stand alone financial statements calculated on a different basis. Prologis U.S. Logistics
Venture and Prologis China Logistics Venture II are not included as they did not own properties or other net assets (liabilities) for the period ended December 31, 2013.
(G) Throughout this document, we use the most recent public information for this co-investment venture. If the co-investment venture acquires properties during the period that is reported, we estimate the entire quarter of NOI based on the results of the properties while owned by Prologis.

Americas	Europe	Asia	Total
FFO and Net Earnings (Loss) of the Co-Investment Ventures, Aggregated (A)(B)	**For the Three Months Ended December 31, 2013**			
Rental income	$ 163,992	$ 229,827	$ 63,807	$ 457,626
Rental expenses	(44,964)	(44,109)	(14,996)	(104,069)
Net operating income from properties	119,028	185,718	48,811	353,557
Other income (expense), net	951	776	(3,611)	(1,884)
Acquisition expenses, gains(losses) on dispositions of investments in real estate and early extinguishment of debt, net	350	(23,904)	(457)	(24,011)
General and administrative expenses	(8,229)	(9,293)	(9,356)	(26,878)
Interest expense	(40,378)	(23,082)	(7,138)	(70,598)
Current income tax expense	(408)	(9,209)	(486)	(10,103)
FFO of the unconsolidated co-investment ventures	**71,314**	**121,006**	**27,763**	**220,083**
Real estate related depreciation and amortization	(71,940)	(76,837)	(14,913)	(163,690)
Foreign currency exchange and derivative gains (losses), net	-	4,360	1,401	5,761
Gains (losses) on dispositions of investments in real estate, net	24,925	244	-	25,169
Deferred tax benefit (expense), net	414	10,517	305	11,236
Net earnings (loss) of the unconsolidated co-investment ventures	**$ 24,713**	**$ 59,290**	**$ 14,556**	**$ 98,559**
Prologis' Share of FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	**For the Three Months Ended December 31, 2013**			
FFO from unconsolidated co-investment ventures, net	$ 16,240	$ 51,604	$ 4,173	$ 72,017
Fees earned by Prologis	22,159	19,444	11,927	53,530
Total FFO recognized by Prologis, net	**$ 38,399**	**$ 71,048**	**$ 16,100**	**$ 125,547**
Earnings (loss) from unconsolidated co-investment ventures, net	$ 6,737	$ 27,545	$ 2,520	$ 36,802
Fees earned by Prologis	22,159	19,444	11,927	53,530
Total earnings recognized by Prologis, net	**$ 28,896**	**$ 46,989**	**$ 14,447**	**$ 90,332**
Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	**As of December 31, 2013**			
Operating industrial properties, before depreciation	$ 8,252,983	$11,880,603	$ 3,697,179	$23,830,765
Accumulated depreciation	(926,759)	(765,670)	(51,992)	(1,744,421)
Properties under development and land	167,283	37,775	129,103	334,161
Other assets	451,381	666,078	257,835	1,375,294
Total assets	**$ 7,944,888**	**$11,818,786**	**$ 4,032,125**	**$23,795,799**
Third party debt	2,999,152	2,998,169	1,715,192	7,712,513
Other liabilities	219,676	1,115,441	183,956	1,519,073
Total liabilities	**$ 3,218,828**	**$ 4,113,610**	**$ 1,899,148**	**$ 9,231,586**
Weighted average ownership	**22.7%**	**39.0%**	**15.0%**	**29.2%**

Copyright © 2014 Prologis
Supplemental 4Q 2013
Co-Investment Ventures
Operating and Balance Sheet Information

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.
(dollars in thousands)

Maturity	Prologis Unsecured Senior Debt	Prologis Unsecured Exchangeable Debt	Prologis Unsecured Credit Facilities (A)	Prologis Unsecured Other Debt (A)	Prologis Secured Mortgage Debt	Prologis Total	Consolidated Entities Debt	Total Consolidated Debt	Unconsolidated Entities Debt	Total Debt	Prologis Share of Total Debt	Prologis Share (%)	Wtd. Avg. Interest Rate (B)
2014	$25	$ -	$ -	$1	$293	$319	$11	$330	$817	$1,147	$635	55.4%	4.4%
2015	175	460	-	1	134	770	9	779	879	1,658	1,062	64.1%	4.4%
2016	641	-	-	1	456	1,098	126	1,224	1,454	2,678	1,515	56.6%	5.0%
2017	438	-	-	537	226	1,201	4	1,205	678	1,883	1,363	72.4%	3.6%
2018	667	-	725	1	110	1,503	74	1,577	1,263	2,840	1,855	65.3%	3.4%
2019	693	-	-	1	285	979	2	981	579	1,560	1,139	73.0%	4.8%
2020	379	-	-	1	6	386	2	388	940	1,328	620	46.7%	5.4%
2021	500	-	-	-	6	506	2	508	757	1,265	670	53.0%	3.6%
2022	965	-	-	-	7	972	3	975	196	1,171	1,018	86.9%	3.1%
Thereafter	850	-	-	10	137	997	6	1,003	132	1,135	1,020	89.9%	4.7%
Subtotal	**5,333**	**460**	**725**	**553**	**1,660**	**8,731**	**239**	**8,970**	**7,695**	**16,665**	**10,897**	**65.4%**	
Unamortized net premiums (discounts)	25	(22)	-	-	37	40	1	41	17	58	46	79.3%	
Subtotal	**5,358**	**438**	**725**	**553**	**1,697**	**8,771**	**240**	**9,011**	**7,712**	**16,723**	**$ 10,943**	**65.4%**	**4.2%**
Third party share of debt	-	-	-	-	-	-	(175)	(175)	(5,605)	(5,780)			
Prologis share of debt	**$5,358**	**$438**	**$725**	**$553**	**$1,697**	**$8,771**	**$65**	**$8,836**	**$2,107**	**$10,943**			
Prologis share of debt by local currency													
Dollars	$4,302	$438	$455	$29	$1,668	$6,892	$59	$6,951	$856		$7,807		
Euro	960	-	-	524	15	1,499	6	1,505	736		2,241		
GBP	-	-	-	-	-	-	-	-	269		269		
Yen	96	-	270	-	14	380	-	380	232		612		
Other	-	-	-	-	-	-	-	-	14		14		
Prologis share of debt	**$5,358**	**$438**	**$725**	**$553**	**$1,697**	**$8,771**	**$65**	**$8,836**	**$2,107**		**$10,943**		
Weighted average GAAP interest rate (C)	4.5%	3.3%	1.2%	1.8%	5.6%	4.2%	4.7%	4.2%	3.8%		4.2%		
Weighted average remaining maturity in years	6.0	1.2	4.5	3.5	3.7	5.1	4.4	5.0	4.1		4.8		

Market Equity (D)

Security	Shares	Price	Value
Common Stock	498.8	$36.95	$18,431
Partnership Units	3.7	$36.95	137
Total	502.5		$18,568

Liquidity

Aggregate lender commitments	$2,451
Less:	
Borrow ings outstanding	725
Outstanding letters of credit	73
Current availability	$1,653
Unrestricted cash	491
Total liquidity	$2,144

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capitalization
Debt and Equity Summary

(A) The maturity date for the global senior credit facility and senior term loan is reflected at maturity assuming we extend the term.
(B) Based on Prologis share of the total debt.  Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums
(discounts)  associated with the respective debt were included in the maturities by year.
(C) Interest rate is based on the effective rate and weighted based on borrowings outstanding.
(D) In addition to our common stock and partnership units, we have two million shares of preferred stock outstanding with a liquidation preference of $100 million at December 31, 2013.
(dollars and shares in millions)

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capitalization
Debt Covenants and Other Metrics

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions and calculation methods.
(B) These covenants are calculated in accordance with the Indenture dated June 8, 2011 and its supplemental indentures, including the Fifth Supplemental Indenture dated August 15, 2013.
(C) All metrics include both consolidated and Prologis share of unconsolidated entities.
(D) See Notes and Definitions for calculation of amounts.
(dollars in thousands)
Covenant Actual Covenant Actual
<60% 32.9% <60% 32.0%
>1.5x 3.95x >1.5x 3.58x
<40% 7.0% < 35% 7.0%
Unencumbered asset to unsecured debt ratio >150% 259.0% N/A N/A
N/A N/A >150% 421.0%
2013 2013
Fourth Quarter Third Quarter
36.8% 37.9%
11.8% 12.5%
263.7% 267.9%
2.75x 2.58x
3.55x 3.09x
7.14x 7.68x
5.51x 6.39x
6.07x 6.38x
Unencumbered Encumbered Total
13,240,375 $            4,560,689 $              17,801,064 $
2,501,153 36,030 2,537,183
471,555 206,717 678,272
Total consolidated 16,213,083 4,803,436 21,016,519
4,069,321 3,137,294 7,206,615
113,959 4,721 118,680
Gross real estate assets 20,396,363 $            7,945,451 $              28,341,814 $
Unsecured Secured
Debt Mortgage Debt Total
7,071,503 $              1,659,992 $              8,731,495 $
- 239,072 239,072
664,192 1,437,381 2,101,573
Total debt - at par 7,735,695 3,336,445 11,072,140
- (174,642) (174,642)
Total Prologis share of debt - at par 7,735,695 3,161,803 10,897,498
3,123 37,526 40,649
- (569) (569)
- 5,503 5,503
Total Prologis share of debt, net of premium (discount) 7,738,818 $              3,204,263 $              10,943,081 $
Global Line Indenture (B)
Debt as % of gross real estate assets
Debt/Adjusted EBITDA
Leverage ratio
Debt Metrics (A) (C) (D)
Fixed charge coverage ratio
Fixed charge coverage ratio, including development gains
Covenants as of December 31, 2013 (A)
Fixed charge coverage ratio
Secured debt leverage ratio
Unencumbered debt service coverage ratio
Unconsolidated development portfolio and land - Prologis' share
Consolidated operating properties
Unconsolidated operating properties - Prologis' share
Encumbrances as of December 31, 2013
Secured debt as % of gross real estate assets
Unencumbered gross real estate assets to unsecured debt
Consolidated development portfolio and land
Debt/Adjusted EBITDA (adjusted for development)
Consolidated other investments in real estate
Debt/Adjusted EBITDA, including development gains
Our share of premium (discount) - unconsolidated
Premium (discount) - consolidated
Secured and Unsecured Debt as of December 31, 2013
Prologis debt
Consolidated entities debt
Our share of unconsolidated entities debt
Less: third party share of consolidated debt discount (premium)
Less: third party share of consolidated debt

Copyright © 2014 Prologis
Supplemental 4Q 2013
Capitalization
Assets Under Management

U.S. Dollar
77%
Euro
14%
Yen
6%
$-
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
$35,000
$40,000
$45,000
$50,000
Europe
25.5%
Asia
13.2%
$ 29,611
$ 48,241
Debt
$10,943
Committed
Equity/Investment
$2,823
Americas
61.3%
$ 48,241
Direct owned
and other
assets
$22,878
Equity Cap and
Preferred Shares
$18,668
AUM Investment
Management
$25,363
Investors'  share of
assets in JVs/funds
$15,807
Prologis share of
assets in JVs/funds
$6,733
Total
Enterprise
Value
$29,611
$ 18,668
Other
3%
Total Enterprise Value
Total AUM by Division Assets Under Management
(in millions)
Net Equity

Real Estate Operations

	Square Feet	Gross Book Value	GBV per Sq. Ft.	Fourth Quarter Adjusted Cash NOI (Actual)	Fourth Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO							
Properties generating net operating income							
Americas	241,824	$ 15,758,354	$ 65	$ 247,266	$ 247,266	$ 989,064	97.1%
Europe	7,771	556,801	72	10,768	10,768	43,072	92.6%
Asia	6,809	762,526	112	8,153	8,153	32,612	98.1%
Pro forma adjustment for mid-quarter acquisitions/development completions					3,995	15,980	
Sub-total	256,404	17,077,681	67	266,187	270,182	1,080,728	96.9%
Properties generating net operating loss							
Americas	6,855	455,044	66	(2,502)			54.7%
Europe	1,855	115,603	62	(1,113)			45.8%
Asia	692	104,028	150	(433)			0.2%
Sub-total	9,402	674,675	72	(4,048)			48.9%
Total consolidated portfolio	**265,806**	**$ 17,752,356**	**$ 67**	**$ 262,139**	**$ 270,182**	**$ 1,080,728**	**95.2%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	25,829	$ 1,981,446	$ 77	$ 28,754	$ 28,754	$ 115,016	94.7%
Europe	52,552	4,654,191	89	76,249	76,249	304,996	94.3%
Asia	3,453	558,351	162	7,399	7,399	29,596	99.2%
Pro forma adjustment for mid-quarter acquisitions/development completions					3,576	14,304	
Prologis share of unconsolidated operating portfolio	**81,834**	**$ 7,193,988**	**$ 88**	**$ 112,402**	**$ 115,978**	**$ 463,912**	**94.6%**
Total operating portfolio	**347,640**	**$ 24,946,344**	**$ 72**	**$ 374,541**	**$ 386,160**	**$ 1,544,640**	**95.1%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq. Ft.	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED						
Prestabilized						
Americas	3,984	$ 177,465	$ 206,020	$ 52	$ 15,690	16.1%
Europe	376	21,082	24,350	65	1,890	0.0%
Asia	131	5,476	5,707	44	487	0.0%
						14.3%
Properties under development						
Americas	11,292	440,503	816,238	72	55,158	
Europe	3,740	140,466	351,969	94	27,061	
Asia	3,555	236,025	461,187	130	30,359	
Total consolidated portfolio	**23,078**	**$ 1,021,017**	**$ 1,865,471**	**$ 81**	**$ 130,645**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	1,113	$ 61,033	$ 101,940	$ 92	10,835	
Europe	264	15,664	24,857	94	1,577	
Asia	671	15,787	36,251	54	2,992	
Prologis share of unconsolidated development portfolio	**2,048**	**$ 92,484**	**$ 163,048**	**$ 80**	**$ 15,404**	
Total development portfolio	**25,126**	**$ 1,113,501**	**$ 2,028,519**	**$ 81**	**$ 146,049**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		**376,660**				
Total development portfolio, including estimated value creation		**$ 1,490,161**

Copyright © 2014 Prologis Supplemental 4Q 2013 Net Asset Value Components 31 (in thousands, except for percentages and per square foot)

Balance Sheet and Other Items

		As of December 31, 2013
CONSOLIDATED		
Other assets		
Cash and cash equivalents	$	491,129
Restricted cash		14,210
Deposits, prepaid assets and other tangible assets		598,495
Other real estate investments		486,230
Prologis' share of value added operating properties		61,335
Accounts receivable		128,196
Notes receivable backed by real estate		188,000
Prologis receivable from unconsolidated co-investment ventures		165,061
Investments in and advances to other unconsolidated joint ventures		180,224
Assets held for sale, net of liabilities		2,606
Total other assets	**$**	**2,315,486**
Other liabilities		
Accounts payable and other current liabilities		641,011
Deferred income taxes		183,570
Value added tax and other tax liabilities		58,578
Tenant security deposits		191,070
Other liabilities		308,973
Noncontrolling interests		465,352
Total liabilities and noncontrolling interests	**$**	**1,848,554**
UNCONSOLIDATED		
Prologis share of net assets (liabilities)		**114,639**

Land

		Investment Balance
Our share of original land basis	$	2,470,005
Current book value of land	$	1,516,166
Prologis share of book value of land in unconsolidated entities		26,196
Total	**$**	**1,542,362**

Investment Management / Development Management

		Fourth Quarter		Annualized
Investment management				
Investment management income (A)	$	47,541		190,164
Investment management expenses (A)		(21,068)		(84,272)
Investment management NOI	**$**	**26,473**	**$**	**105,892**
Promotes earned in last 12 months, net of expenses			**$**	**15,093**
Development management income	**$**	**3,649**	**$**	**14,596**

Debt and Preferred Stock

		As of December 31, 2013
Prologis debt - at par	$	8,731,495
Consolidated investee debt - at par		239,072
Prologis share of unconsolidated debt - at par		2,101,573
Subtotal debt - at par		11,072,140
Preferred stock		100,000
Total debt and preferred stock	**$**	**11,172,140**
Outstanding shares of common stock		498,799

Copyright © 2014 Prologis
Supplemental 4Q 2013
Net Asset Value
Components - Continued

(in thousands)
(A)   Excludes revenue and expenses related to the promotes earned during the fourth quarter of 2013.

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Our Real Estate Operations segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in global and regional markets. Our intent is to hold and use these properties; however, depending on market and other conditions, we may contribute or sell these properties to co-investment ventures or sell to third parties. When we contribute to an unconsolidated co-investment venture or sell properties we have developed, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as *Gain (Loss) on Acquisitions and Dispositions of Investments in Real Estate, Net*. We have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market conditions, customer demand and other factors. The Investment Management segment represents the long-term management of unconsolidated co-investment ventures and other joint ventures.

During the fourth quarter of 2013, we acquired our partner's interest in and concluded the unconsolidated co-investment venture Prologis SGP Mexico. We earned a promote fee of approximately $7.9 million based on the cumulative returns to the investors over the life of the venture. Of this amount, approximately $6.4 million represents our partner's portion and is reflected in Investment Management Revenue. We also recognized approximately $1.3 million of expense in Investment Management Expenses representing the estimated cash bonus to be paid out under our compensation plans related to the promote. As a result, the assets and liabilities associated with this venture are now wholly owned.

Also in the fourth quarter of 2013, we announced the formation of Prologis China Logistics Venture 2 with the same partner as Prologis China Logistics Venture. The venture is expected to build, acquire and manage properties in China. The venture has potential investment capacity of over $1 billion, including $588 million of committed equity.

On January 9, 2014, we closed on a new U.S. joint venture (Prologis U.S. Logistics Venture) with the same partner as Prologis European Logistics Partners and the venture acquired 12.8 million square feet of operating properties formerly owned by Prologis. The venture is consolidated for accounting purposes and we own 55% of the equity.

Acquisition cost represents economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition costs related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our Adjusted FFO (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity and related amortization), including our share of these items from unconsolidated entities.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also included a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquired or disposed of in a significant transaction assuming the transaction occurred at the beginning of the quarter, such as the dispositions to the new co-investment ventures PELP and NPR in the first quarter of 2013 and the acquisition of our share of the assets from Prologis California and the acquisition of Prologis North American Industrial Fund II in the first quarter of 2012. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles ("GAAP") measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Copyright © 2014 Prologis Supplemental 4Q 2013 Notes and Definitions 33

Assets Held For Sale and Discontinued Operations. As of December 31, 2013, we had land that met the criteria to be presented as held for sale. The amounts included in Assets Held for Sale include real estate investment balances and the related assets and liabilities for each property.

During the twelve months ended December 31, 2013, we disposed of 89 properties aggregating 9.2 million square feet to third parties that met the criteria for discontinued operations. During all of 2012, we disposed of land subject to ground leases and 200 operating properties aggregating 27.2 million square feet to third parties that met the criteria for discontinued operations.

The operations of the properties held for sale and properties that were disposed of to third parties during a period that met the criteria for discontinued operations, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our *Consolidated Statements of Operations* for all periods presented. The income attributable to these properties was as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Rental income	$ 5,485	$ 20,698	$ 34,105	$ 128,162
Rental expenses	(995)	(8,124)	(10,633)	(40,925)
Depreciation and amortization	(2,470)	(6,223)	(15,339)	(43,197)
Interest expense	(188)	(705)	(1,163)	(3,213)
Income (loss) attributable to disposed properties and assets held for sale	$ 1,832	$ 5,646	$ 6,970	$ 40,827

Assets Under Management ("AUM") represents the estimated value of the real estate we own or manage through our consolidated entities and unconsolidated entities. We calculate AUM by adding the noncontrolling interests' share of the estimated fair value of the real estate investment to our share of total market capitalization.

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Net earnings (loss)				
Net earnings (loss)	$ 59,057	$ (228,713)	$ 315,422	$ (80,946)
Noncontrolling interest attributable to exchangeable partnership units	144	(859)	1,305	(110)
Adjusted net earnings - Diluted	**$ 59,201**	**$ (229,572)**	**$ 316,727**	**$ (81,056)**
Weighted average common shares outstanding - Basic	498,104	460,447	486,076	459,895
Incremental weighted average effect on exchange of limited partnership units	1,996	1,899	2,060	1,953
Incremental weighted average effect of stock awards	3,660	-	3,410	-
Weighted average common shares outstanding - Diluted	**503,760**	**462,346**	**491,546**	**461,848**
Net earnings per share - Basic	**$ 0.12**	**$ (0.50)**	**$ 0.65**	**$ (0.18)**
Net earnings per share - Diluted	**$ 0.12**	**$ (0.50)**	**$ 0.64**	**$ (0.18)**
FFO, as defined by Prologis				
FFO, as defined by Prologis	$ 212,599	$ (88,199)	$ 855,173	$ 552,435
Noncontrolling interest attributable to exchangeable limited partnership units	144	(859)	2,828	227
Interest expense on exchangeable debt assumed exchanged	4,235	-	16,940	-
FFO, as defined by Prologis - Diluted	**$ 216,978**	**$ (89,058)**	**$ 874,941**	**$ 552,662**
Weighted average common shares outstanding - Basic	498,104	460,447	486,076	459,895
Incremental weighted average effect on exchange of limited partnership units	1,996	1,899	3,411	3,238
Incremental weighted average effect of stock awards	3,660	-	3,410	2,173
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	-	11,879	-
Weighted average common shares outstanding - Diluted	**515,639**	**462,346**	**504,776**	**465,306**
FFO, as defined by Prologis per share - Diluted	**$ 0.42**	**$ (0.19)**	**$ 1.73**	**$ 1.19**
Core FFO				
Core FFO	$ 215,055	$ 195,816	$ 813,224	$ 813,863
Noncontrolling interest attributable to exchangeable limited partnership units	144	(708)	2,828	227
Interest expense on exchange debt assumed converted	4,235	4,235	16,940	16,896
Core FFO - Diluted	**$ 219,434**	**$ 199,343**	**$ 832,992**	**$ 830,986**
Weighted average common shares outstanding - Basic	498,104	460,447	486,076	459,895
Incremental weighted average effect on exchange of limited partnership units	1,996	3,171	3,411	3,238
Incremental weighted average effect of stock awards	3,660	2,195	3,410	2,173
Incremental weighted average effect on exchange of certain exchangeable debt	11,879	11,879	11,879	11,879
Weighted average common shares outstanding - Diluted	**515,639**	**477,692**	**504,776**	**477,185**
Core FFO per share - Diluted	**$ 0.43**	**$ 0.42**	**$ 1.65**	**$ 1.74**

Committed Equity/Investment is our estimate of the gross real estate, which could be acquired through the use of the equity commitments from our property fund or co-investment venture partners, plus our funding obligations and estimated debt capitalization.

Copyright © 2014 Prologis Supplemental 4Q 2013 Notes and Definitions 34

Debt Metrics. See below for the detailed calculations for the three months ended for the respective period (*dollars in thousands*):

	Three Months Ended Dec. 31 2013	Three Months Ended Sept. 30 2013
Debt as a % of gross real estate assets:		
Total debt - at par	$ 11,072,140	$ 11,216,518
Less: cash and cash equivalents	(491,129)	(121,693)
Less: unconsolidated entities cash - Prologis share	(145,186)	(128,959)
Total debt, net of adjustments	$ 10,435,825	$ 10,965,866
Gross real estate assets	$ 28,341,814	$ 28,965,232
Debt as a % of gross real estate assets	**36.8%**	**37.9%**
Secured debt as a % of gross real estate assets:		
Secured debt - at par	$ 3,336,445	$ 3,616,558
Gross real estate assets	$ 28,341,814	$ 28,965,232
Secured debt as a % of gross real estate assets	**11.8%**	**12.5%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets	$ 20,396,363	$ 20,358,466
Unsecured debt - at par	$ 7,735,695	$ 7,599,960
Unencumbered gross real estate assets to unsecured debt	**263.7%**	**267.9%**
Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 366,664	$ 354,641
NOI from disposed properties	4,490	226
Adjusted EBITDA, including NOI from disposed properties	$ 371,154	$ 354,867
Adjusted EBITDA, including NOI from disposed properties, annualized (a)	$ 1,479,337	$ 1,429,468
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	432,295	287,034
Adjusted EBITDA, including NOI from disposed properties and gains on dispositions, annualized	$ 1,911,632	$ 1,716,502
Interest expense	$ 87,832	$ 84,885
Amortization and write-off of deferred loan costs	(3,908)	(2,887)
Amortization of debt premium (discount), net	8,501	9,123
Capitalized interest	17,849	19,127
Preferred stock dividends	2,135	2,135
Our share of fixed charges from unconsolidated entities	22,233	26,334
Total fixed charges	$ 134,642	$ 138,717
Total fixed charges, annualized	$ 538,568	$ 554,868
Fixed charge coverage ratio	**2.75x**	**2.58x**
Fixed charge coverage ratio, including development gains	**3.55x**	**3.09x**
Debt to Adjusted EBITDA:		
Total debt, net of adjustments	$ 10,435,825	$ 10,965,866
Adjusted EBITDA-annualized (a)	$ 1,461,377	$ 1,428,564
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	432,295	287,034
Adjusted EBITDA-annualized (a), including gains on dispositions	$ 1,893,672	$ 1,715,598
Debt to Adjusted EBITDA ratio	**7.14x**	**7.68x**
Debt to Adjusted EBITDA ratio, including development gains	**5.51x**	**6.39x**

Debt to Adjusted EBITDA (adjusted for development):		
Total debt, net of adjustments	$ 10,435,825	$ 10,965,866
Add: costs to complete - Prologis share	857,688	760,239
Less: current book value of land - Prologis share	(1,542,362)	(1,677,926)
	$ 9,751,151	$ 10,048,179
Adjusted EBITDA-annualized (a)	$ 1,461,377	$ 1,428,564
Add: annualized proforma NOI - Prologis share	146,049	145,888
	1,607,426	1,574,452
Debt to Adjusted EBITDA (adjusted for development) ratio	**6.07x**	**6.38x**

(a) Actual promote revenue and related expenses for the quarter are removed from the quarter EBITDA amount before annualizing, then the actual promote revenue and related expenses for the previous twelve months are added to the annualized number. For the three months ended December 31, 2013 and September 30, 2013, actual promote revenue, net of related expenses, for the previous twelve months was $15.1 million and $10.0 million, respectively.

Estimated Development Margin is calculated on developed properties as the contribution value or sales price minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

FFO, as defined by Prologis; Core FFO; Core AFFO (collectively referred to as "FFO"). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts ("NAREIT") has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT's FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

(i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO "since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." Consequently, NAREIT's definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT's definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating

Copyright © 2014 Prologis Supplemental 4Q 2013 Notes and Definitions 35

results of the long-term assets that form the core of a REIT's activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that "management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community." We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating *FFO, as defined by Prologis*, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at *FFO, as defined by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;
(iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;
(iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and
(v) mark-to-market adjustments and related amortization of debt discounts associated with derivative financial instruments.

We calculate *FFO, as defined by Prologis* for our unconsolidated entities on the same basis as we calculate our *FFO, as defined by Prologis*.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO

In addition to *FFO, as defined by Prologis*, we also use Core FFO. To arrive at *Core FFO*, we adjust *FFO, as defined by Prologis*, to exclude the following recurring and non-recurring items that we recognized directly or our share of these items recognized by our unconsolidated entities to the extent they are included in *FFO, as defined by Prologis*:

(i) gains or losses from acquisition, contribution or sale of land or development properties;
(ii) income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;
(iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;
(iv) gains or losses from the early extinguishment of debt;
(v) merger, acquisition and other integration expenses; and
(vi) expenses related to natural disasters.

We believe it is appropriate to further adjust our *FFO, as defined by Prologis* for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we have purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We have also adjusted for some non-recurring items. The merger, acquisition and other integration expenses included costs we incurred in 2011 and 2012 associated with the merger with AMB Property Corporation and ProLogis and the acquisition of our co-investment venture Prologis European Properties and the integration of our systems and processes. In addition, we and our co-investment ventures make acquisitions of real estate and we believe the costs associated with these transactions are transaction based and not part of our core operations.

We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our investment management business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use *Core FFO*, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make

Copyright © 2014 Prologis Supplemental 4Q 2013 Notes and Definitions 36

decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core AFFO

To arrive at Core AFFO, we adjust Core FFO to further exclude our share of; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense.

We believe Core AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders.

Limitations on Use of our FFO Measures

While we believe our defined FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

- The current income tax expenses and acquisition costs that are excluded from our defined FFO measures represent the taxes and transaction costs that are payable.
- Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.
- Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.
- The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.
- The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
- The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.
- The merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP.

Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. Prologis uses fixed charge coverage to measure its liquidity. Prologis believes that the fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure Prologis' ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred stockholders. Prologis' computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses ("G&A") were as follows (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Gross overhead	$112,573	$106,878	$434,933	$394,845
Less: rental expense	(8,239)	(9,516)	(32,918)	(35,954)
Less: investment management expenses	(22,340)	(16,134)	(89,278)	(63,820)
Capitalized amounts	(18,927)	(20,620)	(83,530)	(67,003)
G&A	**$63,067**	**$60,608**	**$229,207**	**$228,068**

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Development activities	$14,659	$14,027	$64,113	$42,417
Leasing activities	4,122	5,354	18,301	23,183
Costs related to internally developed software	146	1,239	1,116	1,403
Total capitalized G&A	**$18,927**	**$20,620**	**$83,530**	**$67,003**

G&A as a percent of Assets Under Management (*in thousands*):

Annual gross overhead	$	434,933
Less: annual rental expenses		(32,918)
Less: annual capitalized amounts		(83,530)
Adjusted G&A	$	318,485
Operating properties	$	41,631,829
Development portfolio - TEI		2,369,524
Land portfolio		1,585,251
Other real estate investments		486,230
Assets held for sale		4,042
Total Assets Under Management	$	46,076,876
G&A as % of Assets Under Management		**0.69%**

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G&A as a percent of Assets Under Management – Prologis Share *(in thousands)*:

Annual G&A	$ 229,207
Less: annual investment management income (a)	(173,106)
Add: annual investment management expenses (a)	85,006
Adjusted G&A	$ 141,107
Operating properties - Prologis share	$ 25,007,679
Development portfolio - Prologis share of TEI	2,028,519
Land portfolio - Prologis share	1,542,362
Other real estate investments	486,230
Assets held for sale	4,042
Total Assets Under Management - Prologis share	$ 29,068,832
G&A as % of Assets Under Management - Prologis share	**0.49%**

(a) Includes total investment management revenue and expenses for the year ended December 31, 2013, less any promote revenue and expense recorded during the year.

Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.

Interest Expense consisted of the following *(in thousands)*:

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Gross interest expense	$ 110,274	$ 142,942	$ 471,923	$ 578,518
Amortization of discount (premium), net	(8,501)	(10,273)	(39,015)	(36,687)
Amortization of deferred loan costs	3,908	3,748	14,374	16,781
Interest expense before capitalization	105,681	136,417	447,282	558,612
Capitalized amounts	(17,849)	(13,343)	(67,955)	(53,397)
Net interest expense	**$ 87,832**	**$ 123,074**	**$ 379,327**	**$ 505,215**

Investment Management NOI represents investment management income less investment management expenses.

Market Equity is defined as the total number of outstanding shares of our common stock and common limited partnership units multiplied by the closing price per share of our common stock at period end.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, in this supplemental report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, investment management platform, or development platform.

Net Operating Income ("NOI") represents rental income less rental expenses.

Operating Portfolio includes stabilized operating industrial properties we own or that we manage and are owned by an unconsolidated investee accounted for by the equity method of accounting.

Operating Segments – Real Estate Operations represents the direct long-term ownership of industrial properties, including land and the development of properties.

Operating Segments – Investment Management represents the management of unconsolidated co-investment ventures and other unconsolidated joint ventures and the properties they own.

Pre-stabilized Development represents properties that are complete but have not yet reached Stabilization.

Pro forma Adjusted Cash NOI for the properties in our operating portfolio reflects the NOI for a full quarter of operating properties that were acquired, contributed or stabilized during the quarter. Pro forma NOI for the properties in our development portfolio is based on current total expected investment and an estimated stabilized yield.

A reconciliation of our rental income and rental expenses, computed under GAAP, to adjusted net operating income (NOI) for the operating portfolio for purposes of the Net Asset Value calculation is as follows:

Calculation of Adjusted Cash NOI *(in thousands)*:

Rental income	$ 379,208
Rental expenses	(104,936)
NOI	274,272
Net termination fees and adjustments (a)	(1,357)
Less: Actual NOI for development portfolio and other	(10,316)
Less: NOI on contributed properties (b)	(9,133)
Adjusted NOI for operating portfolio owned at December 31, 2013	253,466
Straight-lined rents (c)	(8,345)
Free rent (c)	9,284
Amortization of lease intangibles (c)	7,734
Fourth quarter Adjusted Cash NOI	$ 262,139

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer's rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property's recurring operating performance.*

(b) *The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.*

(c) *Straight-lined rents, adjusted for free rent amounts, and amortization of above and below market leases are removed from rental income computed under GAAP for the operating portfolio to allow for the calculation of a cash yield.*

Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. Our assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.

Copyright © 2014 Prologis Supplemental 4Q 2013 Notes and Definitions 38

Rent Change on Rollover represents the change on operating portfolio properties in effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Rental Income includes the following (*in thousands*):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2013	2012	2013	2012
Rental income	$ 300,278	$ 372,964	$ 1,216,121	$ 1,438,597
Amortization of lease intangibles	(8,150)	(10,013)	(34,465)	(39,014)
Rental expense recoveries	77,581	92,110	331,518	364,320
Straight-lined rents	9,499	15,233	46,319	59,878
	$ 379,208	$ 470,294	$ 1,559,493	$ 1,823,781

Same Store. We evaluate the operating performance of the industrial operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include all consolidated properties, and properties owned by unconsolidated co-investment ventures that are managed by us and in which we have an equity interest (referred to as "unconsolidated entities"), in our same store analysis. We have defined the same store portfolio, for the quarter ended December 31, 2013, as those operating properties in operation at January 1, 2012 that were in operation throughout the full periods in both 2012 and 2013 either by Prologis or their unconsolidated entities. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.

Same Store - NOI - adjusted cash – represents Same Store Rental Income less Same Store Rental Expenses using amounts derived from the GAAP financial statements for the properties included in the Same Store portfolio and adjusted to exclude non-cash items that are in the GAAP financial statements. These adjustments include straight line rent adjustments and adjustments related to purchase accounting to reflect leases at fair value at the time of acquisition.

Same Store Average Occupancy represents the average occupied percentage for the period.

Same Store Rental Expense represents gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management companies provide property management services to each property (generally, the fee is based on a percentage of revenues).

Same Store Rental Income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income (as computed under GAAP) is adjusted to remove the net termination fees recognized for each period. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our operating portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Estimated Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Total Market Capitalization is defined as market equity plus our share of total debt and preferred stock.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions ("VAA") are properties which Prologis acquires as part of management's current belief that the discount in pricing attributed to the operating challenges of the property could provide greater returns, once stabilized, than the returns of stabilized properties, which are not value added acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short -term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions ("VAC") represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that will be created through our development and leasing activities at Stabilization. We calculate value by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized cap rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI adjusted to reflect stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

Copyright © 2014 Prologis Supplemental 4Q 2013 39 Notes and Definitions